EXHIBIT 10.3(h)(i)
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                    COVANTA ENERGY GROUP PROFIT SHARING PLAN
                        As Amended and Restated Effective
                                 January 1, 1998
                                       And
                     As In Effect Through December 31, 2001

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                    COVANTA ENERGY GROUP PROFIT SHARING PLAN



                                TABLE OF CONTENTS



SECTION                                                                     PAGE
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SECTION 1.  BACKGROUND AND PURPOSE.............................................1

SECTION 2.  DEFINITIONS........................................................4

SECTION 3.  PARTICIPATION.....................................................23

SECTION 4.  SALARY REDUCTION CONTRIBUTIONS AND
            VOLUNTARY CONTRIBUTIONS...........................................25

SECTION 5.  EMPLOYER CONTRIBUTIONS............................................35

SECTION 6.  INVESTMENT OF CONTRIBUTIONS.......................................42

SECTION 7.  VALUATIONS AND MAINTENANCE OF
            PARTICIPANTS' ACCOUNTS............................................45

SECTION 8.  ELIGIBILITY FOR BENEFITS..........................................48

SECTION 9.  VESTING...........................................................51

SECTION 10. METHOD OF PAYMENT OF BENEFITS.....................................54

SECTION 11. DESIGNATION OF BENEFICIARIES......................................60

SECTION 12. WITHDRAWALS.......................................................62

SECTION 13. LOANS TO PARTICIPANTS.............................................65

SECTION 14. ADMINISTRATION OF THE PLAN........................................71

SECTION 15. TERMINATION OF PARTICIPATING
            COMPANY PARTICIPATION.............................................79

SECTION 16. AMENDMENT OR TERMINATION OF
            THE PLAN AND THE TRUST............................................81

SECTION 17. GENERAL LIMITATIONS AND PROVISIONS................................84

SECTION 18. MAXIMUM AMOUNT OF ALLOCATION......................................87

SECTION 19. TOP HEAVY PROVISIONS..............................................92

APPENDIX A.  PRIOR PLAN ACCOUNTS..............................................98

APPENDIX B.  METHOD OF PAYMENT OF RETIREMENT AND DEATH
             BENEFITS FROM CERTAIN PRIOR ACCOUNTS............................101


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                       SECTION 1. BACKGROUND AND PURPOSE

         1.1 The purpose of the Covanta Energy Group Profit Sharing Plan (formerly know as, from time to time, the (i) Ogden Projects Profit Sharing Plan, (ii) OPI Profit Sharing Plan, (iii) Ogden Projects, Inc. Profit Sharing Plan and (iv) Ogden Energy Group Profit Sharing Plan) (the "Plan"), is to provide eligible employees of Covanta Energy Group, Inc. and its participating subsidiaries and other participating companies, with a convenient way to save on a regular and long-term basis and by providing such Eligible Employees with a beneficial interest in the profits of the business, all as set forth herein and in the trust agreement adopted as part of the Plan. The Plan, as hereby amended and restated, and the trust continued hereunder, are intended to continue to qualify as a plan and a trust which meet the requirements of Sections 401(a), 401(k) and 501(a), respectively, of the Internal Revenue Code of 1986, as now in effect or as hereafter amended, or any other applicable provisions of law including, without limitation, the Employee Retirement Income Security Act of 1974, as now in effect or hereafter amended.

         1.2 (a) Prior to the adoption of the Plan, Ogden Projects, Inc. (now known as Covanta Energy Group, Inc.) and several other subsidiaries of Ogden Corporation (now known as Covanta Energy Corporation) were each a "Participating Company" under the Ogden Corporation Profit Sharing Plan (now known as The Ogden 401(k) Plan) (the "Prior Plan"), and the related trust thereunder (the "Prior Plan Trust"). As a result of the Tax Reform Act of 1986, Ogden Corporation, parent of the sponsor of the Prior Plan, determined that it would be in the best interest of all Prior Plan Participating Companies, and their respective employees, to elect whether to continue to be a Participating Company under the Prior Plan or to establish a separate defined contribution plan. Effective as of January 1, 1989, the Board of Directors of Ogden Projects, Inc. determined that it was in the best interest of Ogden Projects, Inc., its subsidiaries, affiliated companies and the employees of such companies, to adopt the Plan, such plan being substantially similar to and a continuation of, the Prior Plan. All service credited to an individual as a participant under the Prior Plan was credited to such individual under the Plan; provided, that such individual became a participant of the Plan on or after January 1, 1989, and further provided, that such service was credited solely in accordance with the terms and provisions of the Plan. With the adoption of the Plan, the trustee of the Prior Plan Trust segregated a proportional share of the assets of the Prior Plan Trust, including any earnings, and transferred such assets to the trustee of the Plan's trust to be held in trust for the participants of the Prior Plan who continue to be participants of the Plan. By letter dated June 19, 1991, the District Director of Internal Revenue, Baltimore, Maryland determined that (i) the adoption of the Plan and its related trust, (ii) the spinoff and transfer of assets and liabilities from the Prior Plan and Prior Plan Trust to the Plan and the Plan's trust, and (iii) the crediting of service, as described herein, satisfied the requirements of Sections 401(a), 401(k) and 501(a) of the Internal Revenue Code of 1986.

         (b) Subsequent to the issuance of the District Director's favorable determination letter, effective December 31, 1991, the Ogden Environmental Services ("OES") Profit Sharing Plan (the "OES Plan") merged with the Plan. After the merger of the OES Plan, the employees of Ogden Yorkshire Water Co. became eligible to participate in the Plan.

         (c) As a result of the enactment of the Unemployment Compensation Amendments of 1992, the Omnibus Budget Reconciliation Act of 1993, as well as the adoption of miscellaneous administrative and operational changes, the Plan was amended and restated. By letter dated June 15, 1995, the District Director of Internal Revenue, Brooklyn, New York, again determined that the Plan, as so amended and restated, continued to comply with the requirements of Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as then in effect.

         1.3 The Plan, as set forth herein, constitutes a restatement of the Plan through December 31, 2001. This restatement is generally effective January 1, 1998 and includes amendments to conform with the requirements of the (i) Uruguay Round Agreements Act of 1994, (ii) Uniform Service Employment and Reemployment Rights Act of 1994, (iii) Small Business Job Protection Act of 1996, (iv) Taxpayer Relief Act of 1997, (v) Surface Transportation Revenue Act of 1998, (vi) Internal Revenue Service Restructuring and Reform Act of 1998 and
(vii) Community Renewal Tax Relief Act of 2000, and other applicable laws, regulations, notices, and announcements. Accordingly, notwithstanding the general effective date of this amendment and restatement, certain Plan provisions are effective as of the date indicated in the text contained herein.

         1.4 The rights of any person (including such person's beneficiaries) who terminated employment or who retired on or before the effective date of the Plan, as amended and restated herein, or of a particular amendment, including his eligibility for benefits and the time and form in which benefits, if any, will be paid, shall be determined solely under the terms of the Plan as in effect on the date of his termination of employment or retirement, unless such person is thereafter reemployed and again becomes a participant of the Plan.

                             SECTION 2. DEFINITIONS

         When used herein the following terms shall have the following meanings:

         2.1 "Account" or "Participant's Account" means the Account established and maintained on behalf of a Participant pursuant to Section 3.4, including such Participant's Employer Contribution Account, Salary Reduction Contribution Account, Voluntary Contribution Account and Rollover Contribution Account and any other account established pursuant to Appendix A.

         2.2 "Act" means the Employee Retirement Income Security Act of 1974, as now in effect or as hereafter amended.

         2.3 "Actual Contribution Percentage" means for a Plan Year, for each specified group of Eligible Employees, the average of the Actual Contribution Ratios calculated separately for each Eligible Employee in such group.

         2.4 "Actual Contribution Ratio" means for a Plan Year the ratio of (i) the sum of (A) Employer Contributions described in Section 5.1(a) made on account of Salary Reduction Contributions made during the Plan Year and allocated to the Participant's Employer Contribution Account during the Plan Year and paid to the Trust within 12 months after the Plan Year for which such contributions are made (except for Employer Contributions which are nonforfeitable when made and which are subject to the distribution requirements under Section 1.401(k)-1(b) of the IRS Regulations, and are used to meet the actual deferral percentage test under Section 4.1(b)), (B) Voluntary Contributions credited to his Voluntary Contribution Account if such Voluntary Contributions are paid to the Trust during the Plan Year or paid to an agent of the Plan and transmitted to the Trust within a reasonable period after the end of the Plan Year (including Salary Reduction Contributions recharacterized as Voluntary Contributions pursuant to Section 4.1(b)(iii) which are includible in the Participant's gross income for the Plan Year), and if the Administrative Committee so elects in accordance with and to the extent permitted by IRS Regulations, including IRS Regulation Section 1.401(m)-1(b)(5), and (B) Salary Reduction Contributions (including excess contributions under Section 4.1(b) if the contribution would have been received in cash by the Participant had the Participant not elected to defer such amounts under Section 4.1(a)) credited to his Salary Reduction Account, to (ii) the amount of the Participant's Salary for the Plan Year.

         2.5 "Actual Deferral Percentage" means for a Plan Year, for each specified group of Eligible Employees, the average of the Actual Deferral Ratios calculated separately for each Eligible Employee in such group.

         2.6 "Actual Deferral Ratio" means for a Plan Year the ratio of (i) the amount of contributions allocated to the Participant's Salary Reduction Contribution Account (and any contribution under Section 5.1(a) which meets the requirements of Section 1.401(k)-1(b)(5) of the IRS Regulations) during the Plan Year to (ii) the amount of the Participant's Salary for the Plan Year.

         2.7 "Administrative Committee" means, effective March 14, 2001, the Covanta Energy Group Administrative Committee as provided for in Section 14. Prior to such date, Administrative Committee means the (i) Ogden Energy Group Administrative Committee and (ii) OPI Administrative Committee. For purposes of the Act, the Administrative Committee shall be the administrator of the Plan and its members shall be named fiduciaries with respect to matters for which they are responsible under the Plan.

         2.8 "Affiliate" means any corporation which is included in a controlled group of corporations (within the meaning of Section 414(b) of the Code) which includes the Company, any trade or business (whether or not incorporated) which is under common control with the Company (within the meaning of Section 414(c) of the Code), any organization included in the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Company and any other entity required to be aggregated with the Company pursuant to the Regulations under Section 414(o) of the Code; except that for purposes of applying the provisions of Sections 18 and 19 with respect to the limitations on contributions, Section 415(h) of the Code shall apply.

         2.9 "Aggregate Limit" means for a Plan Year the greater of (i) or (ii) where (i) is the sum of (A) 1.25 multiplied by the greater of the Actual Deferral Percentage or the Actual Contribution Percentage of those Eligible Employees who are not Highly Compensated Employees, and (B) two plus the lesser of the Actual Deferral Percentage or the Actual Contribution Percentage of those Eligible Employees who are not Highly Compensated Employees provided that the amount shall not exceed twice the lesser of the Actual Deferral Percentage or the Actual Contribution Percentage of those Eligible Employees who are not Highly Compensated Employees; and (ii) is the sum of (A) 1.25 multiplied by the lesser of the Actual Deferral Percentage or the Actual Contribution Percentage of those Eligible Employees who are not Highly Compensated Employees, and (B) two plus the greater of the Actual Deferral Percentage or the Actual Contribution Percentage of those Eligible Employees who are not Highly Compensated Employees, provided that this amount shall not exceed twice the greater of the Actual Deferral Percentage or the Actual Contribution Percentage of those Eligible Employees who are not Highly Compensated Employees.

         2.10 "Beneficiary" means the beneficiary or beneficiaries designated by a Participant pursuant to Section 11 to receive the amount, if any, payable under the Plan upon the death of such Participant.

         2.11 "Board of Directors" means the Board of Directors of the Company.

         2.12 "Break in Service" means a Plan Year during which an individual has not completed more than 500 Hours of Service, as determined by the Administrative Committee in accordance with the Regulations. Solely for purposes of determining whether a Break in Service has occurred, an individual shall be credited with the Hours of Service which such individual would have completed but for a maternity or paternity absence, as determined by the Administrative Committee in accordance with this Section 2.12 and the Labor Department Regulations; provided, however, that the total Hours of Service so credited shall not exceed 501 Hours of Service and that the individual timely provides the Administrative Committee with such information as it may require. Hours of Service credited for a maternity or paternity absence shall be credited entirely
(i) in the Plan Year in which the absence began if such Hours of Service are necessary to prevent a Break in Service in such Plan Year, or (ii) in the following Plan Year. For purposes of this Section 2.12, maternity or paternity absence shall mean an absence from work by reason of the individual's pregnancy, the birth of the individual's child or the placement of a child with the individual in connection with adoption of the child by such individual, or for purposes of caring for a child for the period immediately following such birth or placement.

         2.13 "Business Day" means any day that the New York Stock Exchange is open.

         2.14 "Code" means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.

         2.15 "Committee" means the Administrative Committee and the Investment Committee as provided for in Section 14.

         2.16 "Common Stock" means effective March 14, 2001, shares of common stock of Covanta Energy Corporation. Prior to March 14, 2001, Common Stock means shares of common stock of Ogden Corporation.

         2.17 "Company" means Covanta Energy Group, Inc. a State of Delaware corporation. Prior to March 14, 2001, Company means Ogden Energy Group, Inc. and Ogden Projects, Inc., each being a State of Delaware corporation.

         2.18 "Company Stock Fund" means the Investment Fund described in
Section 6.4.

         2.19 "Compensation" means an Employee's first $160,000 (as adjusted by the Commissioner of the IRS, for years beginning after December 31, 1999, for increases in the cost of living in accordance with Section 401(a)(17)(B) of the
Code) of remuneration paid or payable for Service while an Employee and performed during the Plan Year and, but for the Eligible Employee's Salary Reduction Contributions, would have been received by such Employee by the March 15 following the close of the Plan Year, without giving effect to any reduction therein pursuant to such Participant's election under Section 4.1(a) or, effective for Plan Years beginning on and after January 1, 1998, any reduction pursuant to such Participant's election under Section 125 of the Code. Compensation does not include amounts contributed to the Plan, any group insurance plan or other employee benefit plan, tuition reimbursement, salary deferrals other than deferrals made pursuant to Section 4.1(a), deferred compensation paid to Employees imputed income, other noncash compensation, reimbursed expenses, a benefit payment under the Plan or similar plan, withholding taxes remitted by the Company or a Participating Company on behalf of an Employee with respect to imputed income, other amounts of extra or special discretionary compensation, including severance payments and retention bonuses.

         2.20 "Direct Rollover" means (i) a distribution by the Plan to an Eligible Retirement Plan as specified by a Distributee and (ii) a payment by another employee retirement plan to the Plan as a Rollover Contribution as specified by a Participant.

         2.21 "Disability" or "Disabled" means an Employee's physical or mental inability to perform the duties of employment with the Employer such that he is ineligible to receive either benefits under the long-term disability plan of the Company or any Affiliate, or disability benefits under the federal Social Security Act and such incapacity is expected to last for more than 12 months as determined in a uniform manner by the Administrative Committee after reviewing any medical evidence which the Administrative Committee considers necessary, including the reports of any medical examinations required by the Administrative Committee; provided, however, that any incapacity or disability due to, suffered or incurred while the Participant was engaged in, or resulted from, the Participant engaging in a felonious enterprise or the addiction to narcotics, or due to a self inflicted wound, injury or to service in the armed forces of any country (except as required to comply with the provisions of Section 414(u) of the Code), shall not be a Disability and the Participant shall not be Disabled.

         2.22 "Distributee" means a Participant or a former Participant. A Participant's or former Participant's Surviving Spouse or a former spouse of a Participant or former Participant who is a payee under a Qualified Domestic Relations Order to which a distribution is to be made under the Plan shall also be deemed to be a Distributee.

         2.23 "Early Retirement Age" means the date on which a Participant has attained age 55 and has completed five Years of Service.

         2.24 "Early Retirement Date" means the first day of the month coincident with or next following a Participant's retirement after reaching his Early Retirement Age but prior to his Normal Retirement Age.

         2.25 "Effective Date" means, for this amendment and restatement, January 1, 1998. The original effective date of the Plan is January 1, 1989.

         2.26 "Eligible Employee" means any Employee excluding any (i) nonresident alien of the United States who does not receive earned income within the meaning of Section 911(d)(2) of the Code from the Employer which constitutes income from sources within the United States (within the meaning of Section 861(a)(3) of the Code), (ii) Employee who is included in a unit of Employees covered by a collective bargaining agreement which does not provide for his participation in the Plan, (iii) individual who is employed by the Employer as an independent contractor who is subsequently determined by a court of law to be an Employee, (iv) leased employee, and commencing January 1, 1994, (v) Highly Compensated Employee designated by the Administrative Committee as ineligible to participate in the Plan, unless or until the Administrative Committee rescinds such prohibition. A director of the Employer is not eligible to participate in the Plan unless he is also an Eligible Employee. For all purposes of the Plan,
(i) an "independent contractor" includes an individual who is a payroll service or agency employee, which means an individual (A) for whom the direct payor of compensation with respect to the performance of services for the Employer is any outside agency and not the Employer's internal corporate payroll system or (B) who is paid directly by the Employer, but not through an internal corporate payroll system and (ii) a "leased employee" means (A) any individual who provides services pursuant to an agreement between the Employer and any other person, (B) such individual performs such services for the Employer on a substantially full-time basis for a period of at least one year, and (C) such services are performed under the primary direction or control of the Employer. The determination whether an individual is a "payroll service or agency employee" shall be made by the Administrative Committee, in its sole discretion, based solely upon these criteria, without regard to whether the individual is considered a common law employee of the Employer for any other purpose.

         2.27 "Eligible Retirement Plan" means (i) an individual retirement account, as described in Section 408(a) of the Code, (ii) an individual retirement annuity, as described in Section 408(b) of the Code, (iii) an annuity plan, as described in Section 403(a) of the Code, and (iv) a qualified plan and trust, as described in Sections 401(a) and 501(a) of the Code; provided, however, that in the case of an Eligible Rollover Distribution to a Surviving Spouse, an Eligible Retirement Plan means an individual retirement account or an individual retirement annuity, as described in Sections 408(a) and 408(b) of the Code, respectively.

         2.28 "Eligible Rollover Distribution" means any distribution from the Plan of all or any portion of the balance to the credit of a Distributee, except that an Eligible Rollover Distribution shall not include: (i) any distribution to the extent such distribution is required under Section 10.2 and Section 401(a)(9) of the Code, (ii) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's Beneficiary, or for a period of ten years or more, (iii) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities) and effective January 1, 2000,
(iv) any hardship distribution under Section 12 and as described in Section 401(k)(2)(B)(i)(IV) of the Code.

         2.29 "Employee" means an individual in the employ of the Employer.

         2.30 "Employer" means the Company and each other Participating Company, or any of them.

         2.31 "Employer Contributions" and "Employer Contribution Account" (formerly known as "Company Contributions" and "Company Contribution Account") mean those Employer Contributions made pursuant to Sections 5.1(a) and (b) and that portion of the Participant's Account to which such Contributions and earnings, if any, are credited.

         2.32 "Excess Aggregate Contributions" means, with respect to any Plan Year the excess of the aggregate amount of contributions (and any earnings and losses allocable thereto) made to (i) the Employer Contribution Accounts (except to the extent used to meet the requirements of Section 4.1(b)), (ii) the Voluntary Contribution Accounts (including Salary Reduction Contributions recharacterized as Voluntary Contributions pursuant to Section 4.1(b)(iii) which are includible in the Participants' gross income for the Plan Year) and (iii) the Salary Reduction Contribution Accounts (to the extent permitted by the IRS Regulations and if the Administrative Committee elects to take into account Salary Reduction Contributions when calculating the Actual Contribution Percentage under Section 5.1(d)(i)) of Highly Compensated Participants for such Plan Year, over the maximum amount of such contributions that could be made to the Employer Contribution Accounts, Voluntary Contribution Accounts and Salary Reduction Contribution Accounts of such Participants without violating the requirements of Section 5.1(d)(i).

         2.33 "Excess Contributions" means with respect to any Plan Year, the excess of the aggregate amount of Salary Reduction Contributions (and any earnings and losses allocable thereto) made to the Salary Reduction Contribution Accounts of Highly Compensated Participants for such Plan Year, over the maximum amount of such contributions that could be made to the Salary Reduction Contribution Accounts of such Participants without violating the requirements of
Section 4.1(b)(i).

         2.34 "Five Percent Owner" means a five percent owner of the Company as described in Section 416(i)(1) of the Code.

         2.35 "Highly Compensated Employee" or "Highly Compensated Participant" means an Employee or Participant who, during the relevant period, is treated as a Highly Compensated Employee. Effective for Plan Years beginning on or after January 1, 1997, a Highly Compensated Employee includes any Employee who performs Service for the Employer during the Plan Year and who (i) was a Five Percent Owner at any time during the Plan Year or the preceding Plan Year, or
(ii) for the preceding Plan Year, (A) received Salary from the Employer in excess of $80,000 (as adjusted pursuant to Section 414(q) of the Code) and (B) with respect to such preceding Plan Year, received Salary from the Employer in excess of $80,000 (as adjusted pursuant to Section 414(q) of the Code) for the preceding Plan Year and was a member of the top-paid group for such Plan Year. The term Highly Compensated Employee also includes any Employee who separated from Service or was deemed to have separated from Service prior to the Plan Year, performs no Service for the Employer or an Affiliate during the Plan Year, and was a Highly Compensated Employee for either the separation year or any Plan Year ending on or after such Employee's 55th birthday.

         2.36 "Hours of Service" means the hours for which an Employee shall receive credit for purposes of the Plan, as follows:

              (a) One hour for each hour for which he is directly or indirectly paid, or entitled to payment, by the Company or an Affiliate for the performance of duties during the applicable computation period for which his Hours of Service are being determined under the Plan. (These hours shall be credited to the Employee for the computation period or periods in which the duties were performed, and shall include hours for which back pay has been either awarded or agreed to by the Company or Affiliate as provided by Labor Department Regulations under the Act, with no duplication of credit for hours.)

              (b) One hour for each hour, in addition to the hours in Section 2.36(a), for which he is directly or indirectly paid, or entitled to payment, by the Company or Affiliate, for reasons other than for the performance of duties during the applicable computation periods, such as paid vacation, paid holiday, paid sickness, and similar paid periods of nonworking time. (These hours shall be counted in the computation period or periods in which the hours for which payment is made occur).

              (c) One hour for each hour of the normally scheduled work hours for each day during any period he is on leave of absence from work with the Company or Affiliate for military service with the armed forces of the United States, but not to exceed the period required under the law pertaining to veterans' reemployment rights; provided that if he fails to report for work at the end of such leave during which he has reemployment rights he shall not receive credit for hours on such leave.

              (d) The number of normally scheduled work hours for each day of authorized leave of absence granted by the Company or Affiliate in accordance with reasonable policies established therefor for which he is not compensated. When no time records are available, the Employee shall be given credit for Hours of Service based upon the number of normally scheduled work hours for each day he is on the Company's or Affiliate's payroll, as determined in accordance with reasonable standards and policies from time to time adopted by the Administrative Committee under Section 2530.200b-2(b) and (c) of the Labor Department Regulations, which are incorporated herein by this reference thereto.

              (e) Notwithstanding the foregoing, the Employee shall be credited with 190 Hours of Service with respect to each month for which he is entitled to be credited with at least one Hour of Service.

         2.37 "Individual Retirement Account Rollover Contribution" means the entire amount received by a Participant from an individual retirement account representing the entire amount in the account (the "qualifying amount") if no part of the amount in the account is attributable to any source other than (i) an employer's plan and trust described in Section 401(a) of the Code, that is exempt from federal income tax under Section 501(a) of the Code, or (ii) a qualified annuity plan meeting the requirements of Section 403(a) of the Code, and any earnings on such sums. An Individual Retirement Account Rollover Contribution shall be accepted only if (i) the entire qualifying amount was received by the Participant in cash, and (ii) such cash amount is included in the Individual Retirement Account Rollover Contribution. The Participant may transfer any portion of such cash amount to the Trust on or before the 60th day after the day on which the Participant received the qualifying amount.

         2.38 "Investment Committee" means, effective March 14, 2001, the Covanta Energy Group Investment Committee as provided for in Section 14. Prior to such date, Investment Committee means the (i) Ogden Energy Group Investment Committee and (ii) OPI Investment Committee. For purposes of the Act, the members of the Investment Committee shall be named fiduciaries with respect to matters for which they are responsible under the Plan.

         2.39 "Investment Fund" means the investment fund or funds provided for in Section 6 which are effective from time to time.

         2.40 "Investment Manager" means an Investment Manager, as that term is defined in Section 3(38) of the Act, appointed by the Investment Committee in accordance with Section 14.2 hereof.

         2.41 "IRS" means the United States Internal Revenue Service.

         2.42 "Labor Department" means the United States Department of Labor.

         2.43 "Net Profit" means the current and accumulated income and earnings of the Company and of each Participating Company, as determined by each Participating Company, in accordance with generally accepted accounting principles, without regard to any federal, state, and local income taxes.

         2.44 "Normal Retirement Age" means the date which is the Participant's 65th birthday. Upon attainment of Normal Retirement Age, the Participant shall have a nonforfeitable right to his entire Account balance.

         2.45 "Normal Retirement Date" means the first day of the month coincident with or next following a Participant's attainment of his Normal Retirement Age.

         2.46 "Participant" means any Eligible Employee who participates in the Plan as provided in Section 3.

         2.47 "Participating Company" means an Affiliate of the Company, designated by the Board of Directors as such, the board of directors or equivalent governing body of which shall adopt the Plan and the Trust Agreement by appropriate action and the employees of which shall be eligible to participate in the Plan in the manner and to the extent determined by the Board of Directors so long as such Affiliate remains so designated. Any such Affiliate so designated and which adopts the Plan shall be deemed thereby to appoint the Company, the Administrative Committee, the Investment Committee and the Trustee its exclusive agents to exercise on its behalf all of the powers and authority conferred hereby, or by the Trust Agreement, upon the Company, and shall make its allocable contributions to the Plan. The authority of the Company, the Administrative Committee, the Investment Committee, and the Trustee to act as such agent shall continue until the Plan has terminated as to such Affiliate and the relevant Trust Fund assets have been distributed by the Trustee as provided in Section 16.4 hereof.

         2.48 "Plan" means the Plan, as set forth herein and as the same may be amended from time to time. Prior to March 14, 2001, the Plan was known, from time to time, as the (i) Ogden Energy Group Profit Sharing Plan, (ii) OPI Profit Sharing Plan and (iii) Ogden Projects Profit Sharing Plan. The Plan is intended to satisfy the requirements of Section 404(c) of the Act.

         2.49 "Plan Year" means the calendar year and shall be the Plan's limitation year, as defined by Section 415(j) of the Code.

         2.50 "Prior Plan" means The Ogden 401(k) Plan (formerly known as the Ogden Profit Sharing Plan), as in effect on December 31, 1998.

         2.51 "Qualified Domestic Relations Order" means any judgment, decree or order (including approval of a settlement agreement) which has been determined by the Administrative Committee in accordance with procedures established under the Plan, to constitute a qualified domestic relations order within the meaning of Section 414(p)(1) of the Code. If such judgment, decree or order is determined to be a Qualified Domestic Relations Order that provides for an immediate payment to an alternate payee, within the meaning of Section 414(p)(8) of the Code, then the Administrative Committee shall cause to be paid to the alternative payee, the amounts specified by the Qualified Domestic Relations Order. If an immediate payout is not required, then the Administrative Committee shall pay the amounts specified by the Qualified Domestic Relations Order on the earliest date the Participant is entitled to receive his Account under the terms and provisions of the Plan.

         2.52 "Qualified Plan Rollover Contribution" means any distribution paid to a Participant from an employee retirement plan meeting the requirements of
Section 401(a) of the Code, of all or any portion of the balance to the credit of a Participant, except that a Qualified Plan Rollover Contribution shall not include: (i) any distribution to the extent such distribution is required under
Section 10.2 and Section 401(a)(9) of the Code, (ii) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's Beneficiary, or for a period of ten years or more, (iii) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities) and effective January 1, 2000, (iv) distribution as described in Section 401(k)(2)(B)(i)(IV) of the Code. The Participant must transfer any portion of his distribution to be rolled over to the Trust on or before the 60th day after the day on which he received the distribution.

         2.53 "Regulations" means the applicable regulations issued under the Code (referred to herein as "IRS Regulations"), the Act (referred to herein as "Labor Department Regulations") or other applicable law, by the IRS, the Labor Department or any other governmental authority and any temporary regulations or rules promulgated by such authorities pending the issuance of such regulations.

         2.54 "Rollover Contribution" and "Rollover Contribution Account" means any contribution made by a Participant pursuant to Section 4.5 and that portion of the Participant's Account to which such Contributions and earnings, if any are credited.

         2.55 "Salary" means an Employee's first $160,000 (as adjusted by the Commissioner of the IRS, for years beginning after December 31, 1999, for increases in the cost of living in accordance with Section 401(a)(17)(B) of the
Code) of total remuneration paid or payable for Service while an Eligible Employee, without giving effect to any reduction therein pursuant to an election under Section 4.1(a) or Section 125 of the Code nor any contributions by the Employer to the Plan or any other retirement plan maintained by the Employer, as reported on IRS Form W-2. For Plan Years beginning on and after January 1, 2001, for purposes of applying the limitations of Section 18, Salary paid or made available during such Plan Year, includes elective amounts that are not included in the gross income of the Employee by reason of Section 132(f)(4) of the Code.

         2.56 "Salary Reduction Contributions" and "Salary Reduction Contribution Account" (formerly known as "Pre-Tax Contributions" and "Pre-Tax Contribution Account") mean those contributions made by the Employer on behalf of a Participant in accordance with such Participant's election pursuant to
Section 4.1(a) and that portion of the Participant's Account to which such Contributions and earnings, if any, are credited.

         2.57 "Service" means employment or reemployment (whether or not as an Eligible Employee) with the Company, any Participating Company or with any subsidiary of or other corporation or entity affiliated or associated with the Company which is a member of the same controlled group of corporations (within the meaning of Section 1563(a) of the Code), including all (i) periods of employment rendered by an individual from his date of employment or reemployment, as the case may be, with the Employer and (ii) periods of employment credited to the Participant while a participant of the Prior Plan, in accordance with the terms and conditions of the Prior Plan. To the extent and for the purposes determined by the Administrative Committee under rules uniformly applicable to all Eligible Employees similarly situated and in accordance with the Regulations (including Labor Department Regulation Section 2530.200b-2(b) and (c)), Service includes (i) periods of vacation, (ii) periods of layoff, (iii) periods of absence authorized by the Company or a Participating Company for sickness, temporary disability or personal reasons and (iv) periods of absence from employment for military service in the Armed Forces of the United States. Service may also include any period of a Participant's prior employment by any organization upon such terms and conditions as the Administrative Committee may approve, subject to any required IRS approval.

         2.58 "Surviving Spouse" means the survivor of a deceased Participant or a deceased former Participant to whom such deceased Participant or deceased former Participant had been legally married (as determined by the Administrative Committee) on the date of the Participant's death or at the time payments commence, whichever is earlier.

         2.59 "Trust" or "Trust Fund" means the trust established by the Company pursuant to the Trust Agreement as a part of the Plan.

         2.60 "Trustee" means the trustee or trustees of the Trust.

         2.61 "Trust Agreement" means the agreement entered into between the Company and the Trustee regarding the investment and holding of Plan assets as provided in the Plan, as amended or restated from time to time.

         2.62 "Valuation Date" means (i) the last day of each Plan Year, (ii) each Business Day of the Plan Year that the Investment Funds are valued, and
(iii) any other date as the Administrative Committee in its discretion may determine from time to time.

         2.63 "Vested Interest" means the portion of a Participant's Account which has become nonforfeitable pursuant to Section 9.2.

         2.64 "Voluntary Contributions" and "Voluntary Contribution Account" (formerly known as "After-Tax Contributions" and "After-Tax Contribution Account") mean those Participant contributions made on or before December 31, 1997, and that portion of the Participant's Account to which such Contributions and earnings, if any, are credited. Effective January 1, 1998, a Participant may not elect nor continue to make Voluntary Contributions to the Plan.

         2.65 "Year of Service" means any Plan Year during which an Employee completed at least 1,000 Hours of Service as determined by the Administrative Committee in accordance with the Regulations. In addition, solely for purposes of determining whether an Eligible Employee is enrolled as a Participant as provided in Section 3, if an Employee does not complete 1,000 Hours of Service during the Plan Year in which his Service commenced but does complete at least 1,000 Hours of Service during the 12 consecutive month period beginning on the date his Service commenced, as determined by the Administrative Committee, then, he shall be credited with a Year of Service for such 12 consecutive month period. In determining the number of Years of Service a Participant is to be credited with under Section 9.2, all years of service credited to such Participant, as of December 31, 1988 under the Prior Plan, shall be counted.

                            SECTION 3. PARTICIPATION

         3.1 Each Employee who is an Eligible Employee on the Effective Date and who was a Participant in the Plan on December 31, 1997, shall continue to be a Participant, provided that such Eligible Employee is employed by the Employer on such date. Each Employee who was an Eligible Employee prior to the Effective Date but who was not a Participant in the Plan prior to that date and each other Eligible Employee shall become a Participant in the Plan on the first day of the month coincident with or next following the later of (i) the date on which the Eligible Employee has completed 1,000 Hours of Service with the Employer and
(ii) six months of Service, provided that such Eligible Employee is employed by the Employer on that date.

         3.2 A Participant shall file with the Administrative Committee a written or electronic application form which shall include an election to reduce the Participant's Compensation, specifying the amount of contributions elected under Section 4 and authorizing any necessary payroll deductions, an investment direction, beneficiary designation and an agreement to be bound by all the terms and conditions of the Plan and the Trust and any agreement with any other funding agency, including an insurance company, constituting a part of the Plan and the Trust Fund.

         3.3 The participation of a Participant shall end when no further benefits are payable to him or his Beneficiary from his Account under the Plan.

         3.4 (a) If a Participant who terminates Service while being a Participant, again become an Eligible Employee, he shall be eligible to participate in the Plan on the day of his return to Service, and his Hours of Service and Years of Service prior to his termination shall be reinstated.

             (b) If an Eligible Employee was not a Participant at the time he was terminated, then upon his reemployment with the Employer, his Hours of Service completed prior to his termination of Service shall be immediately reinstated. If he had fulfilled the requirements of Section 3.1 at the time of his termination of employment, then he shall be treated as a new Employee for all purposes under the Plan and become a Participant as provided in Section 3.1.

         3.5 The Administrative Committee shall establish and maintain or cause to be established and maintained with respect to each Participant an Account showing his interest under the Plan and in the Trust Fund (including separate accounts showing his respective interests, if any, in each of the Investment Funds) with respect to (i) Salary Reduction Contributions made under Section 4.1(a), (ii) Employer Contributions made under Sections 5.1(a) and (b), (iii) Voluntary Contributions made under Section 4.1(c), (iv) Rollover Contributions made pursuant to Section 4.5, and (v) such other accounts as described in Appendix A, and all other relevant data pertaining thereto. Each Participant shall be furnished with a written statement of his Account and the value of each such separate interest at least annually. In maintaining the Accounts under the Plan or causing them to be maintained, the Administrative Committee may conclusively rely on the valuations of the Trust Fund made in accordance with the Plan and the terms of the Trust Agreement.

         3.6 The establishment and maintenance of, or allocations and credits to, the Account of any Participant shall not vest in any Participant any right, title or interest in and to any Plan assets or benefits except at the time or times and upon the terms and conditions and to the extent expressly set forth in the Plan and in accordance with the terms of the Trust.

                   SECTION 4. SALARY REDUCTION CONTRIBUTIONS
                           AND VOLUNTARY CONTRIBUTIONS


         4.1 (a) A Participant may elect to reduce his Compensation by an amount not less than one percent and not more than ten percent of such Compensation for a Plan Year in any whole percentage in accordance with procedures adopted by the Administrative Committee, and the Employer shall contribute such amount to the Plan on behalf of the Participant as a Salary Reduction Contribution. (i) Notwithstanding the foregoing, such Salary Reduction Contributions in any calendar year shall not exceed $10,500, as adjusted, for years beginning after December 31, 1999, for increases in the cost of living in accordance with
Section 402(g)(5) of the Code. In the event that the aggregate amount of Salary Reduction Contributions for a Participant exceeds the limitation in the previous sentence, the amount of such excess, increased by any gains and decreased by any losses attributable thereto, shall be refunded to the Participant no later than the April 15th of the calendar year following the calendar year for which the Salary Reduction Contributions were made. If a Participant also participates, in any calendar year, in any other plans subject to the limitation set forth in
Section 402(g) of the Code and has made deferrals under the Plan when combined with the other plans subject to such limits in excess of the limitation described above, to the extent the Participant designates, in writing submitted to the Administrative Committee no later than the March 1 of the calendar year following the calendar year for which the Salary Reduction Contributions were made, any Salary Reduction Contributions under the Plan as excess deferrals, the amount of such designated excess, increased by any gains and decreased by any losses attributable thereto, shall be refunded to the Participant no later than the April 15th of the calendar year following the calendar year for which the Salary Reduction Contributions were made. The amount of such excess gains or losses is determined by multiplying the gain or loss for the calendar year allocable to the excess deferrals of the Participant by a fraction, the numerator of which is the excess deferral amount made by the Participant for the calendar year and the denominator of which is the balance of the Salary Reduction Contribution Account as of the end of such calendar year, without regard to any gain or loss, allocable to such Account for the calendar year. The gain or loss allocable to the excess deferrals for the period between the end of the Plan Year and the distribution date shall be equal to 10% of the income allocated to such excess deferrals for the Plan Year multiplied by the number of calendar months which have elapsed since the end of the Plan Year. For purposes of determining the number of calendar months, a distribution occurring on or before the 15th day of the month will be treated as having been made on the last day of the preceding month, a distribution made after the 15th day of the month will be treated as having been made on the first day of the next month. The amount of excess deferrals that may be distributed pursuant to this Section 4.1(a) with respect to a Participant shall be reduced by any Excess Contributions previously distributed with respect to the Participant for the Plan Year beginning with or within the calendar year to which such excess deferrals relate.

             (b) (i) Effective for Plan Years beginning on or after January 1, 1997, notwithstanding any other provision of this Section 4.1, the Actual Deferral Percentage for the Plan Year for Highly Compensated Employees shall not exceed the greater of the following actual deferral percentage tests: (A) the Actual Deferral Percentage for the preceding Plan Year of those Eligible Employees who are not Highly Compensated Employees multiplied by 1.25, or (B) the Actual Deferral Percentage for the preceding Plan Year of those Eligible Employees who are not Highly Compensated Employees multiplied by 2.0; provided that the Actual Deferral Percentage for Highly Compensated Employees does not exceed the Actual Deferral Percentage for such other Eligible Employees by more than two percentage points. A Participant's Salary Reduction Contribution will be taken into account under the actual deferral percentage test, as described herein, for a Plan Year only if such contribution relates to Compensation that either would have been received by the Employee during the Plan Year, but for the election pursuant to Section 4.1(a), or is attributable to Service performed by the Employee during the Plan Year and would have been received by the Employee within two and one-half months after the close of the Plan Year, but for the election pursuant to Section 4.1(a). A Salary Reduction Contribution will be taken into account under the actual deferral percentage test for a Plan Year only if it is allocated to the Participant's Salary Reduction Contribution Account as of a date within such Plan Year. For purposes of the actual deferral percentage test described herein, a Salary Reduction Contribution will be considered allocated within a Plan Year if such allocation is not contingent on participation or the performance of Service after such date and the Participant's Salary Reduction Contribution is actually paid to the Trust no later than 12 months after the Plan Year to which such contribution relates. An Eligible Employee's Actual Deferral Ratio shall be zero if no Salary Reduction Contributions are made on his behalf for such Plan Year. If the Plan and one or more other plans which include cash or deferred arrangements are considered as one plan for purposes of Sections 401(a)(4) and 410(b) of the Code, the cash or deferred arrangements included in such plans shall be treated as one arrangement for purposes of this Section 4.1(b). The Actual Deferral Ratio taken into account under this Section 4.1(b) for any Highly Compensated Employee who is a participant under two or more Section 401(k) of the Code cash or deferred arrangements of the Employer shall be determined as if all such Section 401(k) cash or deferred arrangements were treated as one Section 401(k) cash or deferred arrangement.

             (ii) The Administrative Committee shall determine as of the end of the Plan Year, and at such time or times in its discretion, whether one of the actual deferral percentage tests specified in Section 4.1(b)(i) is satisfied for such Plan Year. This determination shall be made after first determining the treatment of excess deferrals within the meaning of Section 402(g) of the Code under Section 4.1(a). The Administrative Committee may, in its sole discretion, and without the consent of a Participant, reduce or suspend the Salary Reduction Contributions of a Highly Compensated Employee, or return excess Salary Reduction Contributions, such Contributions increased by any income and decreased by any losses to the extent necessary to satisfy one of the actual deferral percentage tests. In the event that neither of such actual deferral percentage tests is satisfied, the Administrative Committee shall, to the extent permissible under the Code and IRS Regulations, refund the Excess Contributions in the manner calculated in accordance with this Section 4.1(b)(ii) and described in Section 4.1(b)(iii). The amount of Excess Contributions attributable to each such Highly Compensated Participant shall be calculated by reducing Salary Reduction Contributions made by, or on behalf of, the Highly Compensated Participant who has made the greatest Salary Reduction Contributions with respect to such Plan Year (or, in the event that more than one Highly Compensated Participant shall have made Salary Reduction Contributions of an equal amount, the Salary Reduction Contributions of each such Highly Compensated Participant) shall be reduced so that the Salary Reduction Contribution of such Highly Compensated Participant (or Highly Compensated Participants, as the case may be) shall equal the Salary Reduction Contributions with respect to such Plan Year of the Highly Compensated Participant (or Highly Compensated Participants, as the case may be) who shall have made the next greatest Salary Reductions Contributions with respect to such Plan Year, and an amount equal to the amount of reduction (or reductions, as the case may be) shall be distributed to such Highly Compensated Participant (or Highly Compensated Participants, as the case may be) in accordance with the provisions of Section 4.1(b)(iii), provided, however, that the amount to be distributed shall in no event exceed the Excess Contributions. In the event that the amount of Excess Contributions attributed to the Highly Compensated Participant who shall have made the greatest Salary Reduction Contributions with respect to such Plan Year is less than the Excess Contributions, then further reductions shall be made in accordance with the provisions of the previous sentence of this Section 4.1(b)(ii) until such time as the amount allocated to each such Highly Compensated Participant and distributed to such participants in accordance with Section 4.1(b)(iii) shall equal the Excess Contributions.

             (iii) If required in order to comply with the provisions of Section 4.l(b)(i) and the Code, then the Administrative Committee shall refund Excess Contributions for a Plan Year. The distribution of such Excess Contributions shall be made to Highly Compensated Participants to the extent practicable before the 15th day of the third month immediately following the Plan Year for which such Excess Contributions were made, but in no event later than the end of the Plan Year following such Plan Year or, in the case of the termination of the Plan in accordance with Section 16, no later than the end of the 12-month period immediately following the date of such termination. Any such distribution shall be made to each Highly Compensated Participant on the basis of the amounts attributable to each such Highly Compensated Participant determined under
Section 4.1(b)(ii). The distribution of any Excess Contributions shall include the gains and losses allocable thereto for the Plan Year as well as for the period between the end of the Plan Year and the date of the distribution. The gain or loss allocable to Excess Contributions for a Plan Year is the gain or loss allocable to the Participant's Salary Reduction Contribution Account (and the portion of his Employer Contribution Account included in the actual deferral percentage test, if any) for the Plan Year multiplied by a fraction, the numerator of which is the Participant's Salary Reduction Contributions for the year (and his Employer Contribution Account to the extent included in the actual deferral percentage test) and the denominator of which is the Participant's Salary Reduction Contribution Account (and his Employer Contribution Account to the extent included in the actual deferral percentage test) as of the end of such Plan Year without regard to any gain or loss for the Plan Year. The gain or loss allocable to the Excess Contributions for the period between the end of the Plan Year and the distribution date is equal to 10% of the income allocated to such Excess Contributions for the Plan Year multiplied by the number of calendar months which have elapsed since the end of the Plan Year. For purposes of determining the number of calendar months, a distribution occurring on or before the 15th day of the month will be treated as having been made on the last day of the preceding month, a distribution made after the 15th day of the month will be treated as having been made on the first day of the next month. In the event Salary Reduction Contributions which have been the basis for amounts allocated to the Employer Contribution Account of a Highly Compensated Employee are refunded for a Plan Year, such amounts contributed to the Employer Contribution Account (whether or not fully vested), plus earnings thereon, shall be forfeited and shall be used to reduce Employer Contributions in accordance with Section 5.1(c).

             (iv) Notwithstanding the foregoing provisions of this Section 4.1(b), the amount of Excess Contributions to be distributed pursuant to Sections 4.1(b)(ii) and 4.1(b)(iii) with respect to a Highly Compensated Employee for a Plan Year, shall be reduced by any excess deferrals distributed to such Participant for such Plan Year pursuant to Section 4.1(a). In no case may the amount of such distributed Excess Contributions exceed the amount of Salary Reduction Contributions made on behalf of the Highly Compensated Employee for the Plan Year.

             (c) Prior to January 1, 1998, a Participant may elect to make Voluntary Contributions to the Plan of an amount of up to ten percent of his Compensation in any whole percentage through payroll deductions, in accordance with procedures adopted by the Administrative Committee. Effective January 1, 1998, notwithstanding anything to the contrary, a Participant may not elect nor continue to make Voluntary Contributions to the Plan. Any Voluntary Contributions made by a Participant on or before December 31, 1997, credited to his or her Voluntary Contribution Account, shall remain in such Voluntary Contribution Account and will continue to be adjusted for any earnings, losses and expenses in accordance with the terms and provisions of the Plan.

             (d) (i) Notwithstanding any other provision of the Plan, the sum of the Actual Deferral Percentage determined in accordance with Section 4.l(b)(i) of those Eligible Employees who are Highly Compensated Employees and the Actual Contribution Percentage determined in accordance with Section 5.1(d)(i) of those Eligible Employees who are Highly Compensated Employees shall not exceed the Aggregate Limit.

             (ii) The Administrative Committee shall determine as of the end of the Plan Year, and at such time or times in its discretion whether the Aggregate Limit has been exceeded. This determination shall be made after first determining the treatment of excess deferrals within the meaning of Section 402(g) of the Code under Section 4.1(a), then determining the treatment of Excess Contributions under Section 4.1(b), and then determining the treatment of Excess Aggregate Contributions under Section 5.1(d). In the event that the Aggregate Limit is exceeded, the Actual Contribution Percentage of those Eligible Employees who are Highly Compensated Employees shall be reduced in the sole discretion of the Committee in a uniform, nondiscriminatory manner until the Aggregate Limit is no longer exceeded.

         4.2 A Participant may suspend Salary Reduction Contributions made on his behalf or change the rate of the reduction of his Compensation pursuant to
Section 4.1 upward or downward within the percentage limitations set forth in
Section 4.1, without terminating his participation in the Plan, upon advance written or electronic notice thereof to the Administrative Committee or its designee. Such change or suspension shall be effective as soon as practicable, but in no event later than two payroll periods following notice of such change or suspension. A Participant may change the rate of the reduction of his Compensation once every payroll period. Notwithstanding the foregoing, a Participant may suspend the reduction of his Compensation pursuant to Section
4.1 at any time by notifying the Administrative Committee or its designee, electronically, no later than the Thursday prior to the payroll period such suspension is to be effective. The Administrative Committee or its designee may, in its sole discretion and in a uniform and nondiscriminatory manner, (i) waive its right to any such written notice at any time and from time to time and, upon written notice to the Highly Compensated Participants, (ii) suspend or reduce the Salary Reduction Contributions of Highly Compensated Participants, if such suspension or reduction is necessary to satisfy the requirements of Section 4.1(b), the Code or the Act.

         4.3 All Salary Reduction Contributions made on behalf of a Participant shall be delivered by the Employer to the Trustee by the 15th Business Day of the month following the month in which such amounts would otherwise have been payable to the Participant in cash, to be commingled, managed, invested and reinvested with the other assets of the Plan. Such Salary Reduction Contributions shall be credited by the Administrative Committee to the Participant's Salary Reduction Contribution Account which the Administrative Committee shall establish and maintain or cause to be established and maintained as part of the Participant's Account in accordance with Section 3.4.

         4.4 The amount credited to a Participant's Salary Reduction Contribution Account shall be paid from the Trust Fund to the Participant or his Beneficiary or Surviving Spouse at the same time and in the same manner as any payment made in accordance with Section 10.

         4.5 (a) A Participant may make a Rollover Contribution to the Plan at any time of a Qualified Plan Rollover Contribution or an Individual Retirement Account Rollover Contribution. The Plan will also accept a Direct Rollover of an amount paid to the Plan on behalf of a Participant an which would qualify as an Qualified Plan Rollover Contribution if paid to the Eligible Employee. If the Participant elects to make a Rollover Contribution, the Participant shall supply the Administrative Committee with evidence, assurances, opinions and certifications it may deem necessary to establish to its satisfaction that the amounts to be contributed qualify as a Qualified Plan Rollover Contribution, an Individual Retirement Account Rollover Contribution or a Direct Rollover and will not affect the qualification of the Plan or the tax-exempt status of the Trust under Sections 401(a) and 501(a) of the Code, respectively. The amount so transferred must consist of cash distributed from such other plan or any portion of the cash proceeds from the sale of distributed property other than cash, to the extent permitted by Section 402(c)(6) of the Code.

             (b) Any Rollover Contribution shall be allocated to the appropriate Participant's Rollover Contribution Account which shall be established and separately accounted for, shall be invested in accordance with the direction of the Participant pursuant to Section 6, be debited or credited in accordance with
Section 7, and shall be distributed in the same manner and at the same time as described in Sections 8 and 10 with respect to a distribution of benefits under the Plan to such Participant.

             (c) Each request by the Participant to make a Rollover Contribution shall be subject to review by the Administrative Committee which shall make a case by case determination that each Rollover Contribution meets the requirements set forth in Section 4.5(a) and such other requirements or conditions as the Administrative Committee may, from time to time and in its sole discretion, impose; provided, however, that any determination made by the Administrative Committee pursuant to this Section 4.5(c) shall not have the effect of discriminating in favor of Employees who are officers, shareholders or Highly Compensated Employees.

                       SECTION 5. EMPLOYER CONTRIBUTIONS

         5.1 (a) The Employer, in its sole discretion, may contribute an amount from time to time that is based upon the Participant's Salary Reduction Contributions that are made on behalf of each Participant pursuant to Section 4.1(a).

             (b) In addition to the contributions under Section 4.1 and Section 5.1(a), the Company and the Participating Company may contribute additional amounts from time to time, (either a fixed dollar amount or a percentage of total Compensation earned by the Eligible Employees of the Company or of the Participating Company, who were Participants for a Plan Year), as may be determined in a nondiscriminatory manner by the Board of Directors or the board of directors of the respective Participating Company in its sole discretion. Such amount or percentage, if any, shall be determined by resolution of the Board of Directors or the board of directors of such Participating Company as soon as practical following the close of the Plan Year. The resolution fixing the annual contributions of the Company or of the Participating Company, duly certified by the Secretary or Assistance Secretary of the Company, shall be delivered to the Trustee, as soon as practicable following the close of the Plan Year. In no event shall any contribution by the Company or by a Participating Company exceed the amount deductible by it for federal income tax purposes. On or about the date of determining the annual contribution, the Administrative Committee shall be advised of the amount of such annual contribution upon which its allocation is to be calculated. Any Company contribution or Participating Company contributions made hereunder shall be reduced to the extent necessary to comply with the requirements of Section 415 of the Code.

             (c) The amount of any forfeitures shall first, be used to pay administrative expenses of the Plan, second, be used to reduce the amount of Employer Contributions required for each Plan Year pursuant to Section 5.1(b), and third, be used to reduce the amount of Employer Contributions required for each Plan Year pursuant to Section 5.1(a). For purposes of this Section 5.1(c), all Participants of the Employer shall be treated as Eligible Employees of a single employer.

             (d) (i) Effective for Plan Years beginning on or after January 1, 1997, notwithstanding any other provision of this Section 5.1, the actual contribution percentage for the Plan Year for Highly Compensated Employees shall not exceed the greater of the following actual contribution percentage tests:
(A) the actual contribution percentage for the preceding Plan Year of those Eligible Employees who are not Highly Compensated Employees multiplied by 1.25, or (B) the actual contribution percentage for the preceding Plan Year of those Eligible Employees who are not Highly Compensated Employees multiplied by 2.0; provided that the actual contribution percentage for Highly Compensated Employees does not exceed the actual contribution percentage for such other Eligible Employees by more than two percentage points. An Eligible Employee's Actual Contribution Percentage shall be zero if no contributions are made on his behalf for such Plan Year. If the Plan and one or more other plans of the Employer to which Salary Reduction Contributions, Voluntary Contributions or Employer Contributions are made are treated as one plan for purposes of Sections 401(a)(4) and 410(b) of the Code, all Salary Reduction Contributions, Voluntary Contributions or Employer Contributions of such plans shall be treated as being made under a single plan for purposes of this Section 5.1(d). The Actual Contribution Ratio taken into account under this Section 5.1(d) for any Highly Compensated Employee who is eligible to make Voluntary Contributions or receive Employer Contributions under two or more plans described in Section 401(a) of the Code or arrangements described in Section 401(k) of the Code that are maintained by the Employer shall be determined as if all such contributions were made under a single plan. The determination and treatment of the Actual Contribution Ratio of any Participant shall satisfy such other requirements as may be required by the IRS Regulations.

             (ii) The Administrative Committee shall determine as of the end of the Plan Year, and at such time or times in its discretion, whether one of the actual contribution percentage tests specified in Section 5.1(d)(i) is satisfied for such Plan Year. This determination shall be made after first determining the treatment of excess deferrals within the meaning of Section 402(g) of the Code under Section 4.1(a) and then determining the treatment of Excess Contributions under Section 4.1(b). In the event that neither of the actual contribution percentage tests is satisfied, the Administrative Committee shall refund or forfeit the Excess Aggregate Contributions in the manner calculated in accordance with Section 5.1(d)(i) and described in Section 5.1(d)(iii). The amount of Excess Aggregate Contribution attributable to each such Participant shall be calculated by reducing the Excess Aggregate Contribution made by, or on behalf of the Participant who has made or been credited with the greatest Excess Aggregate Contribution with respect to such Plan Year (or, in the event that more than one Participant shall have made or been credited with Excess Aggregate Contributions of an equal amount, the Excess Aggregate Contribution of each such Participant) shall be reduced so that the Excess Aggregate Contribution of such Participant (or Participants, as the case may be) shall equal the Excess Aggregate Contribution with respect to such Plan Year of the Participant who shall have made or been credited with the next greatest Excess Aggregate Contribution with respect to such Plan Year, and an amount equal to the amount of reduction (or reductions, as the case may be) shall be refunded or forfeited in accordance with Section 5.1(d)(iii), provided, however, that the amount to be refunded or forfeited shall in no event exceed the Excess Aggregate Contributions. In the event that the amount of Excess Aggregate Contributions attributed to the Participant who shall have made or been credited with the greatest Excess Aggregate Contributions with respect to such Plan Year is less than the Excess Aggregate Contributions, then further reductions shall be made in accordance with the provisions of the previous sentence of this Section 5.1(d)(ii) until such time as the amount allocated to each such Participant and forfeited or refunded in accordance with Section 5.1(d)(iii) shall equal the Excess Aggregate Contributions.

             (iii) If the Administrative Committee is required to refund or forfeit Excess Aggregate Contributions for any Highly Compensated Participant for a Plan Year in order to satisfy the requirements of Section 5.1(d)(i), then the refund or forfeiture of such Excess Aggregate Contributions shall be made with respect to such Highly Compensated Participants to the extent practicable before the 15th day of the third month immediately following the Plan Year for which such Excess Aggregate Contributions were made, but in no event later than the end of the Plan Year following such Plan Year or, in the case of the termination of the Plan in accordance with Section 16, no later than the end of the 12-month period immediately following the date of such termination. For each such Participant, amounts so refunded or forfeited shall be made in the following order of priority: (A) by distributing amounts contributed to the Voluntary Contribution Account, and earnings thereon; and (B) by distributing amounts contributed to the Salary Reduction Contribution Account (to the extent such amounts are included in the actual contribution percentage), and earnings thereon, including amounts contributed to the Employer Contribution Account, and earnings thereon, to the extent such amounts were based on Salary Reduction Contributions so distributed. However, in no case may the amount of Excess Aggregate Contributions refunded or forfeited with respect to any Highly Compensated Employee exceed the amount of Voluntary Contributions and Employer Contributions under Section 5.1(a) made on behalf of the Highly Compensated Employee for the Plan Year. All such distributions and forfeitures shall be made to, or shall be with respect to, Highly Compensated Participants on the basis of the amounts attributable to each such Highly Compensated Participant as determined under Section 5.1(d)(ii). The distribution of any Excess Aggregate Contributions shall include the gains and losses allocable thereto for the Plan Year as well as for the period between the end of the Plan Year and the date of the distribution. The gain or loss allocable to Excess Aggregate Contributions is the gain or loss allocable to the Participant's Employer Contribution Account attributable to contributions under Section 5.1(a) and his Voluntary Contributions Account to the extent not included in the actual deferral percentage test multiplied by a fraction, the numerator of which is the Excess Aggregate Contribution for the Participant for the Plan Year and the denominator is the Participant's Employer Contribution Account attributable to contributions under Section 5.1(a) and Voluntary Contributions at the end of such Plan Year, without regard to gains and losses attributable to such Accounts for the Plan Year. The gain or loss allocable to the Excess Aggregate Contributions for the period between the end of the Plan Year and the distribution date is equal to 10% of the income allocated to such Excess Aggregate Contributions for the Plan Year multiplied by the number of calendar months which have elapsed since the end of the Plan Year. For purpose of determining the number of calendar months, a distribution occurring on or before the 15th day of the month will be treated as having been made on the last day of the preceding month, a distribution made after the 15th day of the month will be treated as having been made on the first day of the next month.

         5.2 Employer Contributions under Section 5.1(a) shall be allocated each month to the Employer Contribution Account of each Employee who participates in the Plan based upon the Salary Reduction Contribution made on behalf of such Employee pursuant to Section 4.1(a) during such month. Employer Contributions under Section 5.1(b) shall be allocated as of the last day of the Plan Year to the Employer Contribution Accounts of each Participant who (i) has completed one Hour of Service and was in Service as of the last day of the Plan Year or (ii) retired on or after his Normal Retirement Date, Early Retirement Date, after becoming Disabled or (iii) died, during such Plan Year in the proportion that each Participant 's Compensation bears to the total Compensation of all Participants in Service as of the last day of the Plan Year.

         5.3 The Employer Contributions under Section 5.1(a) shall be paid directly to the Trustee as soon as practicable but in no event later than the month next following the month in which the amount of such contribution is determinable, as the Administrative Committee may determine, and the Employer Contributions, if any, under Section 5.1(b) shall be paid as soon as practicable to the Trustee following the approval of such contribution by the Board of Directors or the board of directors of the Participating Company, as the case may be; provided that the total amount of the Employer Contributions under the Plan for any taxable year shall be paid in full on or before such date as the federal income tax laws applicable to such payment require the payment to be made in order to permit deduction of such payment for such taxable year.

         5.4 The Salary Reduction Contributions made for a taxable year pursuant to Section 4.1(a), and the Employer Contributions made for a taxable year pursuant to Section 5.1 and the Participants' Voluntary Contributions under
Section 4.1(c), and the Participant's Rollover Contributions made pursuant to
Section 4.5, shall be paid directly by the Employer to the Trustee in cash, or, at the option of the Employer, in whole or in part in other property acceptable to the Trustee. Without limiting the foregoing, to the extent allocable to the Company Stock Fund, such contributions may be made in whole or part in shares of appropriate capital stock of the Company.

         5.5 If any Participating Company, which is a member of the affiliated group (within the meaning of Section 1504 of the Code) and which is permitted to file a consolidated federal income tax return with the Company, is prevented from making its allocable share of the contribution which it would otherwise have made under the Plan, by reason of having insufficient Net Profit, then so much of the contribution of such Participating Company which it was so prevented from making shall be made, for the benefit of the Participants who are Employees of such Participating Company, by the other Employers which are members of such affiliated group to the extent of their respective Net Profit remaining after deduction of their respective contributions under the Plan or any other plan for the benefit of their employees, as may be provided by resolution of the Board of Directors and the board of directors of each affected Participating Company.

         5.6 Any contribution made by an Employer because of a mistake of fact shall be returned to the Employer which made such contribution within one year of such contribution. Any contribution made by an Employer that is conditioned upon the contribution's deductibility or the Plan's initial qualification under the Code, and if either the deduction or the initial qualification is denied, such contribution shall be returned to the Employer which made such contribution within one year after the date such deduction or qualification is denied.

                     SECTION 6. INVESTMENT OF CONTRIBUTIONS

         6.1 All amounts of money, securities or other property received under the Plan shall be delivered to the Trustee to be managed, invested, reinvested and distributed for the exclusive benefit of the Participants and their Beneficiaries in accordance with the Plan, the Trust and any agreement with an insurance company or other financial institution constituting a part of the Plan and the Trust. The Administrative Committee reserves the right to create and terminate any Investment Fund for the investment of the Trust Fund in the future.

         6.2 The Investment Funds shall consist of registered investment company, corporation, partnership or trust registered under the Investment Company Act of 1940. Interest, dividends and other distributions received and gains realized on securities or other property held in any Investment Fund shall be similarly invested in such Investment Fund.

         6.3 Sums received for investment in the Company Stock Fund shall be invested and reinvested, without distinction between principal and income, in shares of Common Stock, subject to the limitations of Section 6.6 and, to the extent the Investment Committee deems advisable, held in cash or invested in short-term investments including, without limitation, interest bearing accounts and accounts which do not bear interest at banks and savings and loan associations. All dividends on the shares of Common Stock or any other securities held in the Company Stock Fund shall be added to the Company Stock Fund, and to the extent necessary, Accounts in the Company Stock Fund shall be adjusted accordingly as of the date the dividend is paid. Cash dividends shall be reinvested in shares of Common Stock as soon as is practicable after receipt by the Trustee. Dividends in property other than cash or shares of Common Stock may continue to be held in the Company Stock Fund, may be sold and reinvested in shares of Common Stock, may be transferred to another appropriate Investment Fund, or may be distributed to the Participants in the Company Stock Fund as of the date such dividend is declared, all as the Administrative Committee shall determine, in its discretion.

         6.4 (a) Each Participant, upon electing to reduce his Compensation pursuant to Section 4.1, shall designate the Investment Fund or Funds in which the Employer Contributions and Salary Reduction Contributions made on his behalf and Rollover and Voluntary Contributions shall be invested. Each Participant upon making a Rollover Contribution shall designate the Investment Funds in which his Rollover Contributions shall be invested until such time as the Participant changes his investment election pursuant to Section 6.4(b). The amount of the Participant's Salary Reduction Contributions, Employer Contributions and Voluntary Contributions shall be invested uniformly in the Investment Funds designated pursuant to this Section 6.4(a) until such time as the Participant changes his investment election pursuant to Section 6.4(b). The Investment Fund or Funds designated by the Participant pursuant to this Section 6.4(a) must be designated in multiples of one percent of all contributions subject to designation pursuant to Sections 6.4. If the Participant fails to designate any Investment Fund, then such Participant's Account shall be invested in the Investment Fund designated by the Administrative Committee as a "money market" fund.

             (b) Any investment direction given by a Participant shall be deemed to be a continuing direction until changed. A Participant may change an investment direction as to future contributions, past contributions with earnings and gains thereon in multiples of one percent, pursuant to the T. Rowe Price Associates, Inc. Telephone Procedures and Voice Response System or through the use of the T. Rowe Price Associates, Inc. internet website dedicated to the Plan. Investment Fund election changes that are requested before 4 P.M., Eastern Time on a Business Day, are effective on the same Business Day; Investment Fund election changes that are requested on or after 4 P.M., Eastern Time on a Business Day, are effective on the next Business Day; and Investment Fund election changes that are requested on any day other than a Business Day are effective on the next Business Day. Each Participant is solely responsible for the selection of his investment options and the availability of an Investment Fund or Funds to Participants for investment under the Plan shall not be construed as a recommendation for investment in such Investment Fund or Funds.

         6.5 Each Participant whose interest in the Plan is invested in whole or in part in the Company Stock Fund, shall have the right to direct the Trustee with respect to any voting and tender of the shares of Common Stock in such Investment Fund allocated to the Salary Reduction Contribution Account, Voluntary Contribution Account, Rollover Contribution Account, and the Employer Contribution Account of such Participant under the Plan as of the record date for such voting or date of tender. Such right to direct the Trustee with respect to voting may be exercisable by means of direct voting of specified shares by Participants, by means of instruction to the Trustee by Participants or by any other method, as the Trustee, in its discretion, shall determine.

         6.6 Notwithstanding anything herein to the contrary, the Company in its discretion at any time may limit the aggregate value of the Plan that may be invested in Common Stock. If the Company establishes such a limit and the Company or the Investment Administrative Committee later determines that the limit might be exceeded, the Investment Committee may direct that no further assets of the Plan be invested in the Company Stock Fund.

                    SECTION 7. VALUATIONS AND MAINTENANCE OF
                             PARTICIPANTS' ACCOUNTS


         7.1 (a) As of each Valuation Date and after giving effect to any hardship withdrawal under Section 12, any loan under Section 13, any Rollover Contribution or transfer under Appendix A, the Trust Fund shall be valued pursuant to the terms of the Trust to reflect the effect of income received and accrued, realized and unrealized profits and losses, and all other transactions of the preceding period. Such valuation shall be conclusive and binding upon all persons having an interest in the Trust Fund. The Trustee shall value the Trust Fund at its fair market value as of the close of business on the last day of each Plan Year. As soon as practicable after such valuation, but in no case more than six months after the end of such Plan Year, the Trustee shall deliver in writing to the Investment Committee a certified report of such valuation together with a statement of the amount of net income or loss, including appreciation or depreciation in value of trust investments, since the previous valuation.

             (b) With respect to the valuation of the Common Stock held in the Company Stock Fund, the cash withheld from Participants shall be delivered to the Trustee as soon as practicable. Upon receipt of such cash, the Trustee shall purchase shares in the Company Stock Fund as may be needed and as soon as practicable. The shares purchased shall be valued under the Plan at the closing price as of the next succeeding Valuation Date. Subsequent to the valuation of shares upon first entering the Company Stock Fund, such shares shall be valued at the closing price as of each Valuation Date thereafter.

         7.2 All contributions made on behalf of, or allocated to, a Participant shall be credited to his Account. The value of a Participant's Account shall be determined by aggregating the value of his separate interests, if any, in each Investment Fund. Except to the extent otherwise determined by the Administrative Committee with respect to payments from a Participant's Salary Reduction Contribution Account, Employer Contribution Account, Voluntary Contribution Account, and Rollover Contribution Account, adjustments, charges or allocations to the Participant's Salary Reduction Contribution Account, Employer Contribution Account, Voluntary Contribution Account, or Rollover Contribution Account shall be made by adding to, or deducting from, as the case may be, the Salary Reduction Contribution Account, Employer Contribution Account, Voluntary Contribution Account, or Rollover Contribution Account such proportion of any adjustment or charge as the amount in the Salary Reduction Contribution Account, Employer Contribution Account, Voluntary Contribution Account, or Rollover Contribution Account as of the last preceding Valuation Date bears to the total amount in the Participant's Account as of such preceding Valuation Date. In making such adjustments or charges, the Administrative Committee may conclusively rely on the valuations of the Trust Fund by the Trustee and in accordance with the Plan and the terms of the Trust.

         7.3 The Administrative Committee shall have complete discretion to establish and utilize an accounting system to account for the interests of each Participant. To the extent permitted by the Code and IRS Regulations, the Administrative Committee may change the accounting system from time to time.

         7.4 The expenses of administering the Plan, including (i) the fees and expenses of (A) any Employee, (B) the Trustee and (C) any Investment Manager for the performance of their duties under the Plan and the Trust, (ii) the expenses incurred by the members of the Administrative Committee and of the Investment Committee in the performance of their duties under the Plan (including reasonable compensation for any legal counsel, certified public accountants, consultants, and agents and cost of services rendered in respect of the Plan), and (iii) all other proper charges and disbursements of the Trustee or members of either the Administrative Committee or the Investment Committee (including settlements of claims or legal actions approved by counsel to the Plan) may be paid out of the Trust Fund, and allocated to and deducted from the Participants' Accounts by the Administrative Committee in accordance with the provisions of
Section 7.2 above, if the Company does not pay such expenses directly.

         7.5 Brokerage fees, transfer taxes and any other expenses incident to the purchase or sale of securities by the Trustee may be deemed to be part of the cost of such securities, or deducted in computing the proceeds therefrom, as the case may be. Taxes, if any, of any and all kinds whatsoever which are levied or assessed on any assets held or income received by the Trustee shall be allocated to and deducted from the Accounts of Participants by the Administrative Committee in accordance with the provisions of Section 7.2 above.

                      SECTION 8. ELIGIBILITY FOR BENEFITS

         8.1 (a) Upon the death of a Participant while an Employee, benefits equal to the value of the Participant's Account (reduced by any unpaid loans) as of the Valuation Date coincident with or next following the date of his death shall be payable to the Beneficiary of such Participant (as determined in Section 11) from the Trust by a method of distribution described and at the time specified in Section 10; provided that the Administrative Committee has received all the necessary forms from the Beneficiary.

             (b) If a former Employee who was a Participant dies before payment of the full value of his Account from the Trust Fund, an amount equal to the value of the unpaid portion thereof (reduced by any unpaid loans) as of the Valuation Date coincident with or next following the date of his death shall be paid to the Beneficiary of such former Participant (as determined under Section
11) in accordance with a method of distribution described and at the time specified in Section 10; provided that the Administrative Committee has received all necessary forms from the Beneficiary.

         8.2 Upon termination of a Participant's Service on or after his Normal Retirement Date, his Early Retirement Date or by reason of his Disability and subject to Sections 10.2 and 10.4, a benefit equal to the value of the Participant's Account (reduced by any unpaid loans) as of the Valuation Date coincident with or next following the date on which his Service is terminated shall be paid from the Trust Fund; provided that the Administrative Committee has received all the necessary forms from the Participant. Such payment shall be made by a method of distribution described and at the time specified in Section 10.

         8.3 Upon the termination of Service of any Participant which occurs other than on his Normal Retirement Date, his Early Retirement Date or for any reason other than death or Disability, the Participant shall be paid an amount equal to the value of his Account, after reduction for the amount of any unpaid loans, as of the Valuation Date coincident with or next following the date on which his Service is terminated, of the sum of the Participant's (i) Salary Reduction Contribution Account, (ii) Voluntary Contribution Account, (iii) Vested Interest in his Employer Contribution Account, and (iv) Rollover Contribution Account; provided the Administrative Committee receives all of the necessary forms from the Participant. Such distribution shall be made as soon as practicable thereafter by a method of distribution described and at the time specified in Section 10. Any excess of the amount credited to such Participant's Employer Contribution Account over his Vested Interest in such Account shall be forfeited and used pursuant to Section 5.1(c).

         8.4 Notwithstanding the foregoing, a Participant's Salary Reduction Contribution Account may not be distributed earlier than upon one of the following events:

             (a) The Participant's retirement, death, Disability or termination of Service;

             (b) The termination of the Plan without the establishment or maintenance of another defined contribution plan (other than an employee stock ownership plan or a simplified employee plan);

             (c) The Participant's attainment of age 59-1/2 or upon the
                 Participant's hardship, if so permitted by the Plan; or

             (d) The sale or disposition by the Employer to an unrelated corporation of (i) substantially all of the assets used in a trade of business or (ii) the Employer's interest in a subsidiary, but only with respect to Participants who continue employment with the acquiring corporation or the subsidiary, as the case may be, and the acquiring corporation does not maintain the Plan after the disposition.

                               SECTION 9. VESTING

         9.1 At all times, each Participant shall have a nonforfeitable right to 100% of the value of his Salary Reduction Contribution Account, his Voluntary Contribution Account and his Rollover Contribution Account, if any.

         9.2 (a) A Participant's interest in his Employer Contribution Account shall vest according to the following vesting schedule:

                                                  Nonforfeitable
             Years of Service                       Percentage
             ----------------                       ----------

             less than 1                                 0%
             1 but less than 2                          20%
             2 but less than 3                          40%
             3 but less than 4                          60%
             4 but less than 5                          80%
             5 or more                                 100%

             (b) In the event the vesting schedule of Section 9.2(a) is amended, any Participant who has completed at least three Years of Service, for purposes of determining a Participant's nonforfeitable right to his Employer Contribution Account, may elect to have the nonforfeitable percentage of such Employer Contribution Account computed under the Plan without regard to such amendment or change by notifying the Administrative Committee in writing within the election period hereinafter described. The election period shall begin on the date such amendment is adopted or the date such change is effective, as the case may be, and shall end no earlier than the latest of the following dates: (i) the date which is 60 days after the day such amendment is adopted; (ii) the date which is 60 days after the day such amendment or change becomes effective; or (iii) the date which is 60 days after the day the Participant is given written notice of such amendment or change by the Administrative Committee. Any election made pursuant to this Section 9.2(b) shall be irrevocable.

         9.3 If a Participant receives a distribution of his Vested Interest in his Account, the nonvested portion of the Participant's Account shall be forfeited and shall be used pursuant to Section 5.1. However, if the Participant returns to Service, his forfeited nonvested Account balance shall be restored if he repays to the Plan all amounts previously distributed, in cash, before the earlier of: (i) five years after the date on which the Participant is reemployed by the Employer, or (ii) the date on which the Participant incurs five consecutive one-year Breaks in Service, reinstated and recredited, if necessary, by additional Employer Contributions by his Participating Company to the Participant's Employer Contribution Account as of the last day of the month in which the terminated Participant performs an Hour of Service, the last day of the next following month or by a priority reallocations of the current forfeitures. As of any Valuation Date thereafter, such Participant's Vested Interest shall be determined by (i) adjusting the amount of his Account on the date of his most recent termination of employment as if such amount had been held in the Trust since the date of distribution as provided in Section 8, and then (ii) multiplying his Vested Interest by such adjusted total account, and then (iii) subtracting the amount of his distribution on his most recent termination of employment, adjusted as if such distribution as provided in
Section 8, from his adjusted total account. Any amount repaid pursuant to this
Section 9.3 shall be invested in the Investment Funds in the proportions selected in the most recent written election filed by the Participation with the Administrative Committee pursuant to Section 6.

         9.4 In the case of a Participant who has five or more consecutive one-year Breaks in Service, all Service after such Breaks in Service will be disregarded for purposes of determining the Participant's Vested Interest in his Employer Contribution Account that accrued prior to the first day of such Breaks in Service. Such Participant's Service prior to such Breaks in Service will be taken into account with regard to determining the Participant's Vested Interest in his Employer Contribution Account which accrues after the Breaks in Service if either(i) such Participant has any nonforfeitable interest in the Account (other than his Rollover Contribution Account) on the first day of his Break in Service, or (ii) upon his return to Service, the number of one-year Breaks in Service is less than his number of Years of Service.

         9.5 Notwithstanding the foregoing, a Participant or his Beneficiary, whichever is appropriate, shall be fully vested in the entire value of the Participant's Account upon the Participant's attainment of his Normal Retirement Age, Early Retirement Age, or upon such Participant's Disability or death.

                   SECTION 10. METHOD OF PAYMENT OF BENEFITS

         10.1 (a) Except as otherwise provided in Section 8, any benefit payable under Sections 8.1, 8.2, 8.3 or 8.4 of the Plan shall be paid in one of the following methods of distribution, as the Participant (or in the case of his death, either the Participant or his Beneficiary as provided in Section 8.2) in one lump sum payment from the Trust Fund.

              (b) With respect to any benefit earned or accrued on or before December 31, 1988 under the Prior Plan, a Participant may elect either a lump sum payment in accordance with this Section 10.1 or any method of payment which was available under the Prior Plan as in effect on December 31, 1988 and consisting of equal monthly, quarterly or annual installments.

              (c) If the Participant or Beneficiary fails to select a distribution method at least 30 days prior to the date by which distribution must commence, such benefits shall be paid in one lump sum payment.

         10.2 (a) Effective January 1, 1997, notwithstanding any other provision of the Plan and unless otherwise provided by law, any benefit payable to a Participant who is (i) not a Five Percent Owner, shall commence no later than the April 1st of the calendar year following the later of (A) the calendar year in which the Participant attains age 70 1/2 and (B) the calendar year in which the Participant retires and (ii) a Five Percent Owner shall, except as otherwise provided in Section 10.2(f), commence no later than the April 1st of the calendar year following the calendar year in which such Participant attains age 70 1/2. Any benefit payable under this Section 10.2(a) shall be paid, in accordance with IRS Regulations, over a period not extending beyond the life expectancy of such Participant or the joint life expectancies of such Participant and his Beneficiary. Life expectancy for purposes of this Section shall not be recalculated annually in accordance with IRS Regulations.

              (b) If distribution of a Participant's benefit has commenced prior to a Participant's death, and such Participant dies before his entire benefit is distributed to him, distribution of the remaining portion of the Participant's benefit to the Participant's Beneficiary shall be made at least as rapidly as under the method of distribution in effect as of the date of the Participant's death.

              (c) If a Participant dies before distribution of his benefit has commenced, distributions to any Beneficiary shall be made on or before the December 31st of the calendar year which contains the fifth anniversary of the date of such Participant's death; provided, however, at the Beneficiary's irrevocable election, duly filed with the Administrative Committee before the applicable commencement date set forth in the following sentence, any distribution to a Beneficiary may be made over a period not extending beyond the life expectancy of the Beneficiary. Such distribution shall commence not later than the December 31st of the calendar year immediately following the calendar year in which the Participant died or, in the event such Beneficiary is the Participant's Surviving Spouse, on or before the December 31st of the calendar year in which such Participant would have attained age 70 1/2, if later (or, in either case, on any later date prescribed by IRS Regulations). If such Participant's Surviving Spouse dies after the Participant's death but before distributions to such Surviving Spouse commence, this Section 10.2(c) shall be applied to require payment of any further benefits as if the Surviving Spouse were the Participant.

              (d) Pursuant to IRS Regulations, any benefit paid to a child shall be treated as if paid to a Participant's Surviving Spouse if such amount will become payable to such Surviving Spouse on the child's attaining majority, or other designated event permitted by IRS Regulations.

              (e) Any distributions made hereunder on or before December 31, 2000, shall be made in accordance with the provisions of Section 401(a)(9) of the Code and IRS Regulations thereunder as in effect on such date. Notwithstanding any provisions of the Plan to the contrary, with respect to distributions made under the Plan for Plan Years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of Section 401(a) of the Code in accordance with the IRS Regulations thereunder that were proposed on January 17, 2001. The provisions of the penultimate sentence of this
Section 10.2(e) shall cease on the last day of the Plan Year beginning before the effective date of the final IRS Regulations under Section 401(a)(9) of the Code or such other date as specified in guidance published by the IRS.

              (f) If a Participant who is a Five Percent Owner attained age 70 1/2 before January 1, 1988, any benefit payable to such Participant shall commence no later than the April 1st of the calendar year following the later of
(i) the calendar year in which the Participant attains age 70 1/2 or (ii) the earlier of (A) the calendar year within which the Participant becomes a Five Percent Owner or (B) the calendar year in which the Participant retires.

              (g) If the amount of the distribution pursuant to the Plan cannot be determined on the date such distribution is required to begin, then payment shall be made as soon as practicable thereafter, but in no event later than 90 days after the date the amount to be distributed can be determined.

              (h) Notwithstanding the foregoing, distributions to a Participant may be made in accordance with a written designation made before January 1, 1984 by the Participant if such designation satisfied the requirements of Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act of 1982.

         10.3 Any election under Section 10.1 must be made by the payee prior to the 60th day following the date of the Participant's termination of employment by reason of his retirement, death, or Disability and prior to the date that payments commence pursuant to the provisions of the Plan. Subject to Section 10.4, in any event, payments shall be made no later than the 60th day following the date on which the amount of the payment under the Plan (or in the case of more than one payment, the first said payment) can be ascertained under the Plan.

         10.4 Notwithstanding any other provision of the Plan, to the extent required by the Code and IRS Regulations, (i) if the value of a Participant's Account does not or never has exceeded $3,500 for a Plan Year commencing prior to January 1, 1998 or exceeds $5,000 for a Plan Year commencing on or after January 1, 1998, a distribution may be made to such Participant prior to the date he attains his Normal Retirement Age without his written consent and (ii) if the value of a Participant's Account exceeds or has ever exceeded $3,500 for a Plan Year commencing prior to January 1, 1998 or exceeds $5,000 for a Plan Year commencing on or after January 1, 1998, no distribution may be made to such Participant prior to the date he attains his Normal Retirement Age without his written consent. In the absence of receipt of such consent by the Administrative Committee prior to the 60th day following the date of the Participant's termination of Service, payment of the benefit to such Participant shall commence as soon as practicable after the Participant's attainment of Normal Retirement Age, which benefit shall be in an amount equal to the value of the Participant's distributable Account as of the Valuation Date coincident with or immediately following the Participant's attainment of Normal Retirement Age and, during the period of deferral mandated by the absence of receipt of consent, the Participant may change his investment direction as described pursuant to Section 6.

         10.5 Benefits payable under the Plan to a Participant or Beneficiary from the Company Stock Fund, other than hardship withdrawals or loans, made pursuant to Section 12, shall be paid in cash, unless the Participant (or Beneficiary if the Participant is deceased) elects to receive such distribution whole shares of the stock held in the Company Stock Fund (containing such legends and upon such terms and conditions and restrictions as the Administrative Committee may, in its sole discretion, direct), together with any cash credited to his Account either awaiting investment in such stock or representing fractional shares of such stock.

         10.6 Unless the Participant elects otherwise, the payment of benefits under the Plan shall commence not later than the 60th day after the latest of the close of the Plan Year in which (i) the Participant obtains age 65, (ii) occurs the 10th anniversary of the year the Participant commenced participation under the Plan, and (iii) the Participant terminates employment with the Company or an Affiliate.

         10.7 A Distributee may elect, at a time and manner prescribed by the Administrative Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by such Distributee in the form of a Direct Rollover.

         10.8 Notwithstanding any other provision of the Plan, no distribution may be made to a Participant unless the Participant receives from the Administrative Committee an officially approved tax notice (pursuant to the Code and IRS Regulations) which specifies certain information regarding the federal income tax treatment of Plan benefits paid in the form of a lump cash sum no less than 30 days and no more than 90 days before the date benefits are to be distributed. Such distribution may commence less than 30 days after the required notice is given, provided that (i) the Administrative Committee clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution, and (ii) the Participant, after receiving the notice, affirmatively elects a distribution.

                    SECTION 11. DESIGNATION OF BENEFICIARIES

         11.1 Each Participant shall file with the Administrative Committee a written designation of one or more persons (which may include the Participant's spouse) as the Beneficiary who shall be entitled to receive the amount, if any, payable under the Plan upon his death. A Participant may from time to time revoke or change his Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Administrative Committee. Notwithstanding the foregoing, if the Participant is married, his spouse must consent, in writing, to the designation of a Beneficiary other than the Participant's spouse (unless the Administrative Committee makes a written determination in accordance with the Code and IRS Regulations that no such consent is required). The last such designation received by the Administrative Committee shall be controlling, provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Administrative Committee prior to the Participant's death, and in no event shall it be effective as of a date prior to such receipt.

         11.2 If no such Beneficiary designation is in effect at the time of a Participant's death, or if no designated Beneficiary survives the Participant, the Participant shall be deemed to have designated his Surviving Spouse, if any, as Beneficiary, or if the Participant has no Surviving Spouse, then the following persons (if then living) in the following order of priority: (i) children, in equal shares, (ii) parents, in equal shares, (iii) the persons designated as beneficiary under the group life insurance plan of the Employer, and (iv) the Participant's estate. If the Administrative Committee is in doubt as to the right of any person to receive such amount, the Administrative Committee may direct the Trustee to retain such amount, without liability for any interest thereon, until the rights thereto are determined, or the Administrative Committee may direct the Trustee to pay such amount into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Plan and the Trust.

                             SECTION 12. WITHDRAWALS

         12.1 Subject to the following provisions of this Section, each Participant may request a withdrawal of all or any portion of his Salary Reduction Contribution Account; provided, however, that no amount in a Participant's Salary Reduction Contribution Account that is deemed invested in an outstanding loan to the Participant may be withdrawn. Salary Reduction Contributions may not be withdrawn, or otherwise distributed to a Participant until the earliest to occur of the Participant's retirement, death, Disability, an event described in Section 8.4, separation from Service or immediate and heavy financial need (as determined by the Administrative Committee in accordance with this Section 12.1). Notwithstanding the foregoing, in the case of a withdrawal on account of an immediate and heavy financial need, no earnings in the Participant's Salary Reduction Contribution Account may be distributed under this Section 12.1. For the purposes of this Section 12.1, the term "immediate and heavy financial need" shall include the need of funds for (i) the payment of medical care as described in Section 213(d) of the Code incurred by, or necessary (even though not yet incurred) for the treatment of, the Participant, the Participant's spouse, or any of the Participant's dependents (as defined in Section 152 of the Code), (ii) the payment of tuition, related educational expenses, and room and board expenses for the 12 months following the date of withdrawal for post-secondary education of the Participant, the Participant's spouse, the Participant's children, or any of the Participant's dependents (as defined in Section 152 of the Code), (iii) the purchase (excluding mortgage payments) of a principal residence for the Participant, (iv) the prevention of eviction of the Participant from his principal residence or the prevention of foreclosure on the mortgage of the Participant's principal residence or (v) such other immediate and heavy financial emergency as determined by the Administrative Committee pursuant to uniformly applicable guidelines and IRS Regulations. The amount of any withdrawal pursuant to this
Section 12.1 shall not exceed the amount required to meet the financial emergency, including amounts needed to pay any taxes or penalties as a result of such withdrawal. A withdrawal by reason of an immediate and heavy financial need may be requested by a Participant only after he has (i) withdrawn from his Voluntary Contribution Account, (ii) withdrawn all employee contributions permitted to be withdrawn under any other plan maintained by the Employer and
(iii) received all loans permitted under Section 13 or under any other plan maintained by the Employer.

         12.2 Subject to the provisions of this Section 12.2 and Section 12.3, each Participant may withdraw all or any portion of the aggregate amount of his Voluntary Contribution Account; provided, however, that no amount in a Participant's Voluntary Contribution Account that is deemed invested in an outstanding loan under Section 13 to the Participant may be withdrawn.

         12.3 A Participant shall give the Administrative Committee written notice of a request for a withdrawal pursuant to the provisions of this Section 12 in accordance with such procedures as the Administrative Committee shall establish. In distributing a Participant's withdrawal pursuant to this Section 12, the Investment Fund or Funds in which a Participant's Employer Contribution Account, Salary Reduction Contribution Account or Voluntary Contribution Account (whichever is applicable) is invested shall be reduced proportionately in the ratio which the amount invested in each Investment Fund bears to the entire account so reduced. No withdrawal pursuant to this Section 12 shall be of an aggregate amount less than $500. In the event a Participant who has requested a withdrawal terminates Service prior to the effective date (as specified below) of the withdrawal, the withdrawal request shall be void and the provisions of
Section 8.3 shall apply. Withdrawals shall become effective on the Business Day in which the Administrative Committee or its designee receives a properly executed withdrawal form, unless a later date is requested therein. Payment of any withdrawals pursuant to this Section 12 shall be made solely in cash. A Participant who makes a hardship withdrawal pursuant to Sections 12.3 or 12.4 shall be suspended from making any further Salary Reduction Contributions under the Plan or any other plan of the Employer for a period of 12 months, effective as of the date the withdrawal is received. Notwithstanding any other provision of the Plan, the Salary Reduction Contributions of a Participant made in the Plan Year following the Plan Year during which a hardship withdrawal was made, shall not exceed the applicable limit under Section 402(g) of the Code for such Plan Year less the amount of Salary Reduction Contributions made by the Participant during the Plan Year during which the hardship withdrawal was made.

                        SECTION 13. LOANS TO PARTICIPANTS

         13.1 A Participant who is an Employee shall be permitted to request a loan from the Plan. A loan request must be submitted in writing by each requesting Participant no less than 30 days prior to the date on which the loan is to be distributed. Each requesting Participant, shall be required to provide the Administrative Committee or its designee with such information and to execute such documents and other instruments as may be reasonably requested by the Administrative Committee in connection with approving the loan. The Administrative Committee shall establish nondiscriminatory standards in accordance with the Code and the Act which shall be uniformly applicable to all Participants similarly situated and shall govern the Administrative Committee's or its designee's approval or disapproval of a completed application. The terms for each loan shall be set solely in accordance with such standards. The Administrative Committee or its designee shall determine, in its sole discretion and in accordance with applicable law, whether the application for a loan is to be approved. In making its determination, the Administrative Committee or its designee may consider the applicant's creditworthiness, financial need and any other commercially reasonable factors, however, all applications for loans shall be evaluated in a uniform and nondiscriminatory manner. Notwithstanding any other provision of this Section 13, a Participant shall not be permitted to have more than two loans outstanding from the Plan at any time.

         13.2 (a) The amount of any loan granted to a Participant, together with the aggregate outstanding balance (determined as of the date the loan is made) of all previous loans to the Participant under the Plan may not exceed the lesser of:

              (i)  $50,000, reduced by the excess (if any) of:

                   (A) the highest outstanding balance of loans from the Plan to the Participant during the one year period ending on the day before the date on which such loan is made, over

                   (B) the outstanding balance of loans from the Plan to the
                       Participant on the date on which such loan is made, or

              (ii) 50% of his Vested Interest in his Account.

For purposes of this Section 13.2(a), valuation of the Vested Interest of the Participant shall be made as of the Valuation Date which occurs prior to the submission of a loan request.

              (b) Notwithstanding anything in Section 13.2(a) to the contrary, no loan shall be (i) made in a principal amount of less than $1,000, (ii) granted to any Participant whose total Account is less than $2,000 and (iii) granted from the vested value of his Account invested in the Company Stock Fund and the Stock Bonus Account (as such Account is described in Appendix A). The Administrative Committee may require reduction of the principal amount of any loan if repayment of the loan as provided in Section 13.2(d) hereof would require reduction of the Participant's payroll by more than 15%.

              (c) A loan shall be deemed an investment of the borrowing Participant's Account and shall not reduce the amount credited to his Account. At the time a loan is made, the amount loaned shall first be deemed an investment of, and allocated to, the Participant's Vested Interest in his Employer Contribution Account not already allocated to a loan; to the extent it is in excess of such amounts, it shall then be deemed an investment of, and allocated to the Participant's Salary Reduction Contribution Account; to the extent it is in excess of such amounts, it shall then be deemed an investment of, and allocated to the Participant's Voluntary Contribution Account not already allocated to a loan; to the extent it is in excess of such amounts, it shall then be deemed an investment of, and allocated to the Participant's Salary Reduction Contribution Account; to the extent it is in excess of such amounts, it shall then be deemed an investment of, and allocated to, the Participant's Rollover Contribution Account not already allocated to a loan; and to the extent it is in excess of such amounts, it shall then be deemed an investment of, and allocated to, the Participant's Vested Interest in any account (except as provided to the contrary herein) described in Appendix A, not already allocated to a loan. A Participant shall be responsible for the payment of all fees associated with the granting and maintenance of a loan.

              (d) The Investment Funds in which the Participant's Account is invested in accordance with Section 6 of the Plan shall be reduced by the amount of any loan made hereunder in the ratio that the value of each such Investment Fund bears to the value of all Investment Funds in which the Participant's Account are invested; provided, however, that the Company Stock Fund and the Stock Bonus Fund (as described in Appendix A) may not be reduced for any loan made hereunder.

         13.3 The Administrative Committee or its designee shall, in accordance with the Administrative Committee's established standards, review and approve or disapprove a completed application as soon as practicable after its receipt thereof, and shall promptly notify the applicant of such approval or disapproval. In addition, in the event the Trustee, in its sole discretion, determines that it is not reasonably and prudently able, in the interests of Participants and Beneficiaries, to liquidate the necessary amount from any of the Investment Funds, the Trustee shall notify the Administrative Committee, and the amount to be paid to each Participant whose completed application designated that a loan be made from such Investment Fund shall be reduced in proportion to the ratio which the aggregate amount that the Trustee has advised the Administrative Committee may prudently be liquidated bears to the aggregate amount which all such Participants designated to be paid from such Investment Fund.

         13.4 (a) Interest shall be charged on a loan at the prime lending rate, as published in the Wall Street Journal on the first Business Day of the calendar month plus one percent determined as of the date the Participant's application is received by the Administrative Committee or its designee. The term of the loan shall be fixed by the Administrative Committee at the time the loan is made and shall not be extended. All loans shall be for a minimum term of one year and must be in one year increments. A loan must be repaid within a maximum of five years, ten years if the loan is used to acquire any dwelling unit which within a reasonable period of time is to be used as the principal residence of the Participant. Principal residence status shall be determined by the Administrative Committee or its designee at the time the loan is made.

              (b) A Participant may repay all (but not part) of any loan without penalty by payment of the outstanding principal amount thereof, plus unpaid accrued interest to the date of repayment.

              (c) Regardless of its original maturity, the outstanding principal amount of any loan, and accrued interest thereon, shall become immediately due and must be paid within 90 days following the date a Participant's employment with the Employer terminates for any reason whatsoever.

         13.5 (a) All loans made to Participant shall be repaid by payroll deduction under a fixed schedule, as determined by the Administrative Committee, in substantially equal installments consisting of level amortized payments of principal and interest at least quarterly. Such installments shall be appropriately adjusted in the event of a change in payroll frequency but shall not otherwise be modified while the loan is outstanding. Loan repayments other than by payroll deduction will be permitted by a Participant (i) on an unpaid authorized leave of absence in accordance with a fixed schedule determined by the Administrative Committee and (ii) who elects to prepay his loan in full. Withholding of loan repayments from a Participant's payroll will commence as of the next day on which the Participant receives payment of Compensation from an Employer following the date on which the applicable loan is made.

              (b) As security for repayment of each loan made to a Participant, such Participant shall pledge that portion of his Vested Interest in his Account equal to the outstanding loan, and such other collateral as may from time to time be required by controlling law or Regulation. In the event a Participant defaults on his obligation to repay his loan, the Trustee may, at the direction of the Administrative Committee, foreclose on such security to the extent such Participant would be entitled to withdraw the amount foreclosed from his Account. Upon termination of a Participant's employment with the Employer, the value of the distributable benefit of his Vested Interest in his Account shall be reduced by the amount of any unpaid principal balance of the loan plus interest accrued to the date of termination; provided, however, that a Participant who has elected to defer distribution of his Plan benefit until any time up to his Normal Retirement Date may repay the loan from other sources provided such repayment is effected no later than 60 days after the date of termination of his employment or such longer period as the Administrative Committee may determine to be appropriate in its sole discretion.

              (c) Each loan shall be evidenced by a promissory note executed by the Participant, payable to the Trustee in such form as may be specified by the Administrative Committee. Spousal consent shall be obtained no earlier than the beginning of the 60 day period that ends on the date on which the loan is to be secured. Except as provided in this Section 13.5(c), at the time the Participant's Account is used as security for a loan, spousal consent to such use must be obtained. The spouse's consent must be in writing, must acknowledge the effect of the loan and must be witnessed by a Plan representative or by a notary public. Such spousal consent shall thereafter be binding with respect to the consenting spouse or any subsequent spouse with respect to that loan. For purposes of obtaining any required spousal consent, any renegotiation, extension, renewal, or other revision of a loan shall be treated as a new loan made on the date of the renegotiation, extension, renewal, or other revision of a loan.

              (d) Notwithstanding any provision of this Section 13.5 to the contrary, loan repayments shall be suspended during the period a Participant is in "qualified military service" as permitted under Section 414(u)(4) of the Code and the IRS Regulations thereunder.

         13.6 The right to receive loan repayments, including interest thereon, shall be considered an asset of the Plan and all loan repayments of principal and interest shall be credited to the Investment Funds in the same proportion that the Participant's future contributions are allocated on the date of such repayment.

         13.7 Outstanding loans shall share in Plan expenses in a manner determined by the Administrative Committee. The Administrative Committee shall apply these rules on a uniform and nondiscriminatory basis. With appropriate notice, the Administrative Committee may amend these rules, including amendments that affect outstanding loans, as may be required to conform to applicable law or regulation.

                     SECTION 14. ADMINISTRATION OF THE PLAN

         14.1 The Administrative Committee shall have general responsibility and discretionary authority for the administration, establishment and interpretation of the Plan (including but not limited to complying with reporting and disclosure requirements, establishing and maintaining Plan records, adopting amendments to the Plan as described in Section 16.1, deciding all questions arising in connection with the Plan including eligibility, benefit payments, vesting and factual questions). The Administrative Committee shall engage such certified public accountants, who may be accountants for the Company, as it shall require or may deem advisable for purposes of the Plan. The Administrative Committee shall have sole discretionary authority to determine, a Participant's or Beneficiary's benefit eligibility. The Administrative Committee shall communicate any requirements and objectives of the Plan, and any audit information which may be pertinent to the investment of Plan assets to the Investment Committee, which shall establish investment standards and policies and communicate the same to the Trustee (or other funding agencies under the Plan).

         14.2 The Investment Committee shall periodically review the investment performance and methods of the Trustee and any other funding agency, including any insurance company, under the Plan, and may appoint and remove or change the Trustee and any such funding agency. The Investment Committee shall have the power to appoint or remove one or more Investment Managers and to delegate to such Investment Manager the authority and discretion to manage (including the power to acquire and dispose of) the assets of the Plan, provided that (i) each Investment Manager with such authority and discretion shall be either a bank, an insurance company or a registered investment adviser under the Investment Advisers Act of 1940, and shall acknowledge in writing that it is a fiduciary with respect to the Plan and (ii) the Investment Committee shall periodically review the investment performance and methods of each Investment Manager with such authority and discretion. If annuities are to be purchased under the Plan, the Investment Committee shall determine what contracts should be made available to terminated Participants or purchased by the Trust.

         14.3 Both Administrative Committee and the Investment Committee may arrange for the engagement of such legal counsel who may be counsel for the Company, and make use of such agents and clerical or other personnel as they each shall require or may deem advisable for purposes of the Plan. Each Committee may rely upon the written opinion of such counsel and the accountants engaged by the Administrative Committee and may delegate to any such agent or to any subcommittee or member of such Committee its authority to perform any act hereunder, including, without limitation, those matters involving the exercise of discretion (including the appointment of an Investment Manager), provided that such delegation shall be subject to revocation at any time at the discretion of such Committee. Each Committee shall report to the Board of Directors, or to a committee of the Board of Directors designated for that purpose, no less frequently than at each annual meeting as shall be specified by the Board of Directors, or such committee with regard to the Board of Directors the matters for which it is responsible under the Plan.

         14.4 Both the Administrative Committee and the Investment Committee shall consist of at least three members, each of whom shall be appointed by, shall remain in office at the will of, and may be removed, with or without cause, by the Board of Directors. Any member of either of said Committee may resign at any time. No member of either of said Committees shall be entitled to act on or decide any matter relating solely to himself or any of his rights or benefits under the Plan. The members of the Administrative Committee and of the Investment Committee shall not receive any special compensation for serving in their capacities as members of such Committees but shall be reimbursed for any reasonable expenses incurred in connection therewith. Except as otherwise required by the Act, no bond or other security need be required of the Administrative Committee or the Investment Committee or any member thereof in any jurisdiction. Any person may serve on both Committees, and any member of either Committee, any subcommittee or agent to whom either Committee delegates any authority, and any other person or group of persons, may serve in more than one fiduciary capacity (including service both as a trustee and administrator) with respect to the Plan.

         14.5 Each Committee shall elect or designate its own Chairman, establish its own procedures and the time and place for its meetings, and provide for the keeping of minutes of all meetings. A majority of the members of the Committee shall constitute a quorum for the transaction of business at a meeting of such Committee. Any action of the Committee may be taken upon the affirmative vote of a majority of the members of the Committee at a meeting or, at the direction of its Chairman, without a meeting, by mail, electronic mail ("email"), telegraph, telex, telecopier or telephone, provided that all of the members of the Committee are informed by mail, email, telegraph, telex, telecopier or telephone of their right to vote on the proposal and of the outcome of the vote thereon.

         14.6 All demands for money of the Plan shall be signed by an officer or officers or such other person or persons as the Administrative Committee may from time to time designate in writing who shall cause to be kept full and accurate accounts of receipts and disbursements of the Plan, shall cause to be deposited all funds of the Plan to the name and credit of the Plan, in such depositories as may be designated by the Investment Committee, shall cause to be disbursed the monies and funds of the Plan when so authorized by the Administrative Committee and shall generally perform such other duties as may be assigned to him from time to time by either Committee.

         14.7 The Company has entered into the Trust Agreement with the Trustee providing for the administration and management of the Trust Fund. The Trustee shall have responsibility under the Plan for the management and control of the assets of the Plan. All benefits and other amounts payable hereunder shall be paid exclusively from the Trust Fund, and neither the Company, any Affiliate, any Trustee, nor any director, officer, Employee or agent of the Company assumes any responsibility or liability therefor. The Trust Fund may be commingled for investment purposes with like separate trust funds of any other plans and trusts of the Company or any Affiliate which meet the requirements of Sections 401(a) and 501(a) of the Code. Each Participant, each Beneficiary or each other person who shall claim the right to any payment under the Plan shall look exclusively to the Trust Fund therefor and shall not have any right or claim therefor against the Company, any Participating Company, any Trustee, or any director, officer, Employee or agent of the Company. Except as otherwise required by the Act, neither the Company, nor any member of the Administrative Committee or the Investment Committee, any director, officer, Employee or agent of the Company shall be required to inquire into or be responsible for any act or failure to act of any Trustee or any Participant. To the maximum extent permitted by the Act and applicable state law, each Trustee, each member of the Administrative Committee and the Investment Committee, each director and officer of the Company, any Participating Company and each Employee who performs service on behalf of the Plan or the Trust, shall be indemnified and saved harmless by the Company or by the Participating Company out of its own assets (including the proceeds of any insurance policy the premiums of which are paid by the Company) from and against any and all losses, costs and expense (including any amounts paid in settlement of a claim with the Company or Administrative Committee's approval) to which any of them may be subjected by reason of any act done or omitted to be done in good faith in their official capacities with respect to the Plan or the Trust Agreement, including all expenses reasonably incurred in their defense.

         14.8 (a) All claims for benefits under the Plan shall be submitted in writing to and within a reasonable period of time decided by, a person or persons designated in writing by the Administrative Committee. If the claim is wholly or partially denied, written notice of the denial shall be furnished within 90 days after receipt of the claim; provided that, if special circumstances require an extension of time for processing the claim, an additional 90 days from the end of the initial period shall be allowed for processing the claim, in which event the claimant shall be furnished with a written notice of the extension prior to the termination of the initial 90-day period indicating the special circumstances requiring an extension. The written notice denying the claim shall set forth the reasons for the denial, including specific reference to pertinent provisions of the Plan on which the denial is based, a description of any additional information necessary to perfect the claim and information regarding review of the claim and its denial.

              (b) A claimant may review all pertinent documents and may request a review by the Administrative Committee of a decision denying the claim. Such a request shall be made in writing and filed with the Administrative Committee within 60 days after delivery to the claimant of written notice of the decision. Such written request for review shall contain all additional information which the claimant wishes the Administrative Committee to consider. The Administrative Committee may hold a hearing or conduct an independent investigation, and the decision on review shall be made as soon as possible after the Administrative Committee's receipt of the request for review. Written notice of the decision on review shall be furnished to the claimant within 60 days after receipt by the Administrative Committee of a request for review, unless special circumstances require an extension of time for processing, in which event an additional 60 days shall be allowed for review and the claimant shall be so notified in writing. Written notice of the decision on review shall include specific reasons for the decision. For all purposes under the Plan, such decision on claims (where no review is requested) and decision on review (where review is requested) shall be in the sole discretion of the Administrative Committee, final, binding and conclusive on all interested persons as to participation and benefits eligibility, the amount of benefits and as to any other matter of fact or interpretation relating to the Plan.

         14.9 Any notice, election, application, instruction, designation or other form of communication required to be given or submitted by any Participant, other Employee or Beneficiary shall be in such form as is prescribed from time to time by the Administrative Committee or Investment Committee, sent by first class mail or delivered in person, and shall be deemed to be duly given only upon actual receipt thereof by such Committee. Any notice, statement, report and other communication from the Company or either Committee to any Participant, other Employee, or Beneficiary required or permitted by the Plan shall be deemed to have been duly given when delivered to such person or mailed by first class mail to such person at his address last appearing on the records of the Company or the Administrative Committee. Each person entitled to receive a payment under the Plan shall file in accordance herewith his complete mailing address and each change therein. A check or communication mailed to any person at his address on file with the Company or the appropriate Committee shall be deemed to have been received by such person for all purposes of the Plan, and no Employee or agent of the Company, of a Participating Company or member of the Administrative Committee or the Investment Committee, shall be obliged to search for or ascertain the location of any such person except as required by the Act. If the Administrative Committee shall be in doubt as to whether payments are being received by the person entitled thereto, it may, by registered mail addressed to such person at his address last known to the Administrative Committee notify such person that all future payments will be withheld until such person submits to the Administrative Committee his proper mailing address and such other information as the Administrative Committee may reasonably request.

         14.10 Each Participant shall file with the Administrative Committee such pertinent information concerning himself and his Beneficiary, and each Beneficiary shall file with the Administrative Committee such information concerning himself, as the Administrative Committee may specify, and in such manner and form as the Administrative Committee may specify or provide, and no Participant or Beneficiary shall have any right or be entitled to any benefits or further benefits under the Plan unless such information is filed by him or on his behalf.

         14.11 The Administrative Committee and the Investment Committee each shall have only those specific powers, duties, responsibilities and obligations as are specifically authorized by the Plan or the Trust, as the Plan or the Trust may be amended from time to time. It is intended that each Committee shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations and shall not be responsible for any act or failure to act on the part of another fiduciary.

         14.12 The agent for the service of legal process of the Plan shall be the Corporate Secretary of Covanta Energy Group, Inc. or such other person as may from time to time be designated by the Administrative Committee. Service of legal process may also be made upon the Trustee.

                    SECTION 15. TERMINATION OF PARTICIPATING
                              COMPANY PARTICIPATION

         15.1 Any Participating Company may terminate its participation in the Plan by giving the Administrative Committee prior written notice specifying a termination date which shall be the last day of a month at least 60 days subsequent to the date such notice is received by the Administrative Committee. The Administrative Committee may terminate any Participating Company's participation in the Plan, as of any termination date specified by the Administrative Committee, for the failure of the Participating Company to make proper contributions or to comply with any other provision of the Plan and shall terminate a Participating Company's participation upon complete and final discontinuance of the contributions. In the event of any such termination, the Administrative Committee shall promptly notify the IRS and request such determination as counsel to the Plan may recommend and as the Administrative Committee may deem desirable.

         15.2 (a) Upon termination of the Plan as to any Participating Company, such Participating Company shall not make any further contributions under the Plan and no amount shall thereafter be payable under the Plan to or in respect of any Participants then employed by such Participating Company except as provided in this Section 15. To the maximum extent permitted by the Act, any rights of Participants no longer employed by such Participating Company and of former Participants and their Beneficiaries and Surviving Spouses under the Plan shall be unaffected by such termination and any transfers, distributions or other dispositions of the assets of the Plan as provided in this Section 15 shall constitute a complete discharge of all liabilities under the Plan with respect to such Participating Company's participation in the Plan and any Participant then employed by such Participating Company.

              (b) The interest of each such Participant in Service with such Participating Company as of the termination date in the amount, if any, credited to his Account after payment of or provision for expenses and charges and appropriate adjustment of the Accounts of all such Participants for expenses, charges, forfeitures and profits and losses as described in Section 16.4, shall be nonforfeitable as of the termination date, and upon receipt by the Administrative Committee of IRS approval of such termination, the full current value of such amount, reduced by any unpaid loans, shall be paid from the Trust Fund in the manner described in Section 16.4 or transferred to a successor employee benefit plan which is qualified under Section 401(a) of the Code; provided, however, that in the event of any transfer of assets to a successor employee benefit plan the provisions of Section 15.3 will apply.

              (c) All determinations, approvals and notifications referred to above shall be in form and substance from a source satisfactory to counsel for the Plan. To the maximum extent permitted by the Act, the termination of the Plan as to any Participating Company shall not in any way affect any other Participating Company's participation in the Plan.

         15.3 No transfer of the Plan's assets and liabilities to a successor employee benefit plan (whether by merger or consolidation with such successor plan or otherwise) shall be made unless each Participant would, if either the Plan or such successor plan then terminated, receive a benefit immediately after such transfer which (after taking account of any distributions or payments to them as part of the same transaction) is equal to or greater than the benefit he would have been entitled to receive immediately before such transfer if the Plan had then been terminated. The Administrative Committee or the Investment Committee or both of the Committees may request appropriate indemnification from the employer or employers maintaining such successor plan before making such a transfer.

         SECTION 16. AMENDMENT OR TERMINATION OF THE PLAN AND THE TRUST

         16.1 (a) Subject to the provisions of Section 16.1(b), the Board of Directors reserves the right at any time, by majority consent in writing or by a meeting, to amend, suspend or terminate the Plan, any contributions thereunder, the Trust, in whole or in part, for any reason and without the consent of any Participating Company, Participant, other Employee, Beneficiary or Surviving Spouse. The Administrative Committee may adopt amendments, by majority consent in writing or by a meeting, which may be necessary or appropriate to facilitate the administration, management, or interpretation of the Plan or to conform the Plan thereto, or to qualify or maintain the Plan and the Trust as a plan and trust meeting the requirements of Sections 401(a), 401(k) and 501(a) of the Code or any other applicable section of law (including the Act) and the Regulations, provided that any such amendment does not materially increase the cost to the Employers of maintaining the Plan. Each Participating Company by its adoption of the Plan shall be deemed to have delegated this authority to the Board of Directors and the Administrative Committee. The Plan shall automatically be terminated upon complete and final discontinuance of contributions thereunder.

              (b) No amendment or modification shall be made which would retroactively impair any right to any benefit under the Plan which any Participant, Beneficiary or Surviving Spouse would otherwise have had at the date of such amendment by reason of the contributions theretofore made and credited to his Account, except as provided in Section 16.2 below.

         16.2 Subject to the provisions of Section 16.1, any amendment, modification, suspension or termination of any provisions of the Plan may be made retroactively if necessary or appropriate to qualify or maintain the Plan and the Trust as a plan and trust meeting the requirements of Sections 401(a), 401(k) and 501(a) of the Code or any other applicable section of law (including the Act) and the Regulations issued thereunder.

         16.3 Notice of any amendment, modification, suspension or termination of the Plan shall be given by the Board of Directors or the Administrative Committee, whichever adopts the amendment to the other and to the Trustee and all Participating Companies and, where and to the extent required by law, to Participants and other interested parties.

         16.4 (a) Upon termination of the Plan, the Employer shall not make any further contributions under the Plan and no amount shall thereafter be payable under the Plan in respect of any Participant except as provided in this Section
16. To the maximum extent permitted by the Act, transfers, distributions or other dispositions of the assets of the Plan as provided in this Section 16 shall constitute a complete discharge of all liabilities under the Plan. The Administrative and Investment Committees shall remain in existence and all of the provisions of the Plan which in the opinion of the Administrative Committee are necessary for the execution of the Plan and the administration and distribution, transfer or other disposition of the assets of the Plan in accordance with this Section 16.4 shall remain in force. After (i) payment of or provision for all expenses and charges referred to in Sections 7.4 and 7.5 and appropriate adjustment of all Accounts for such expenses and charges in the manner described in Section 7.4 and (ii) adjustment for profits and losses of the Trust to such termination date in the manner described in Section 7.2, the interest of each Participant in Service as of the date of such termination in the amount, if any, credited to his Account shall be nonforfeitable as of such date.

              (b) The full current value of such adjusted amount, [reduced by the amount of any unpaid loans to the Participant, shall be paid from the Trust to each Participant and former Participant, (or, in the event of the death of such Participant or former Participant, the Beneficiary or Surviving Spouse thereof) in any manner of distribution specified in Section 10 above, including payments which are deferred until the Participant's termination of Service, as the Administrative Committee shall determine in a nondiscriminatory manner. Without limiting the foregoing, any such distributions may be made in cash or in property, or both, as the Administrative Committee in its sole discretion may direct.

              (c) All determinations, approvals and notifications referred to above shall be in form and substance and from a source satisfactory to counsel for the Plan.

         16.5 In the event a partial termination (within the meaning of the Act) of the Plan has occurred then (i) the interest of each Participant affected thereby in his Account shall be nonforfeitable as of the date of such partial termination and (ii) the provisions of Sections 16.2, 16.3 and 16.4 and Section
15.2 which in the opinion of the Administrative Committee are necessary for the execution of the Plan and the allocation and distribution of the assets of the Plan shall apply.

         16.6 Except as provided in Section 5.6 and Section 13 of the Plan or
Section 414(p) of the Code, in no event shall any part of the funds of the Plan (other than such part as is required to pay taxes, if any, and expenses as provided in Section 7) be used for or diverted to any purposes other than for the exclusive benefit of Participants and their Beneficiaries and Surviving Spouses under the Plan.

                 SECTION 17. GENERAL LIMITATIONS AND PROVISIONS

         17.1 Each Participant, former Participant, Beneficiary and Surviving Spouse shall assume all risk in connection with any decrease in the value of the assets of the Trust and the Participants' Accounts or special accounts and neither the Employer nor the Administrative Committee nor the Investment Committee shall be liable or responsible therefor.

         17.2 Nothing contained in the Plan shall give any Employee the right to be retained in the employment of the Company, any Participating Company or any of its subsidiaries or affiliated or associated corporations or affect the right of any such Employer to dismiss any Employee. The adoption and maintenance of the Plan shall not constitute a contract between an Employer and any Employee or consideration for, or an inducement to or condition of, the employment of any Employee.

         17.3 If the Administrative Committee shall find that any person to whom any amount is payable under the Plan is found by a court of competent jurisdiction to be unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due him or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Administrative Committee so elects, be paid to his spouse, a child, a relative, an institution maintaining or having custody of such person, or any other person deemed by the Administrative Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Plan and the Trust therefor.

         17.4 Except insofar as may otherwise be required by law or pursuant to the terms of a Qualified Domestic Relations Order, or pursuant to certain judgments and settlements for a breach of fiduciary duty or criminal act against the Plan as described in Section 401(a)(13) of the Code, no amount payable at any time under the Plan and the Trust shall be subject in any manner to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind nor in any manner be subject to the debts or liabilities of any person and any attempt to so alienate or subject any such amount, whether presently or thereafter payable, shall be void. If any person shall attempt to, or shall, alienate, sell, transfer, assign, pledge, attach, charge or otherwise encumber any amount payable under the Plan and the Trust, or any part thereof, or if by reason of his bankruptcy or other event happening at any such time such amount would be made subject to his debts or liabilities or would otherwise not be enjoyed by him, then the Administrative Committee, if it so elects, may direct that such amount be withheld and that the same or any part thereof be paid or applied to or for the benefit of such person, his spouse, children or other dependents, or any of them, in such manner and proportion as the Administrative Committee may deem proper. The prohibition against assignment or alienation of benefits contained in this Section 17.4 shall not apply to any loan to a Participant made under Section 13 of the Plan.

         17.5 If the Administrative Committee cannot ascertain the whereabouts of any person to whom a payment is due under the Plan, and if, after five years from the date such payment is due or upon the termination of the Plan in accordance with Section 16, a notice of such payment due is mailed to the last known address of such person, as shown on the records of the Administrative Committee or the Employer, and within three months after such mailing such person has not made written claim therefor, the Administrative Committee, if it so elects, after receiving advice from counsel to the Plan, may direct that such payment and all remaining payments otherwise due to such person be canceled on the records of the Plan and the amount thereof applied to reduce the contributions of the Employer or, in the case of the termination of the Plan, allocated on a pro rata basis among the Participants of the Plan, and upon such cancellation, the Plan and the Trust shall have no further liability therefor except that, in the event such person later notifies the Administrative Committee of his whereabouts and requests the payment or payments due to him under the Plan, the amount so applied shall be paid to him as provided in
Section 10.

         17.6 Notwithstanding any provision of the Plan to the contrary, effective December 12, 1994, contributions, benefits and service credit with respect to "qualified military service" shall be provided in accordance with
Section 414(u) of the Code and the IRS Regulations thereunder.

         17.7 Any and all rights or benefits accruing to any persons under the Plan shall be subject to the terms of the Trust Agreement which the Company shall enter into with the Trustee providing for the administration of the Trust Fund.

         17.8 Whenever used in the Plan the masculine gender includes the feminine gender and the singular includes the plural, unless the context indicates otherwise.

         17.9 The captions preceding the sections of the Plan have been inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provisions of the Plan.

         17.10 The Plan and all rights thereunder shall be governed by and construed in accordance with the Act and the laws of the State of New York.

                    SECTION 18. MAXIMUM AMOUNT OF ALLOCATION

         18.1 The provisions of this Section 18 shall govern notwithstanding any other provisions of the Plan.

         18.2 Annual Additions to a Participant's Account in respect of any Plan Year may not exceed the lesser of

              (a) $30,000, but for Plan Years ending on or before December 31, 1994, the greater of (i) $30,000 and (ii) one-fourth of the defined benefit dollar limitation set forth in Section 415(b)(1)(A) of the Code as in effect for such Plan Year; or

              (b) 25% of the Participant's Salary for such Plan Year.

         For this purpose, the term "Annual Additions" shall mean the sum of the following amounts which, without regard to this Section 18, would have been credited to the Participant's Account for any Plan Year under the Plan and under any other defined contribution plans of the Employer or an Affiliate: (i) Employer Contributions; (ii) Salary Reduction Contributions and all elective contributions made under any cash or deferred arrangement within the meaning of
Section 1.401(k)-1(g)(3) of the IRS Regulations including excess deferrals;
(iii) Voluntary Contributions or voluntary employee after-tax contributions made under any qualified employee pension benefit plan; (iv) forfeitures, if applicable; and, with respect to any plan maintained by the Employer or an Affiliate (v) contributions allocated to any individual medical account defined in Section 415(l)(2) of the Code that is part of a pension or annuity plan maintained by the Employer; and (vi) in the case of a Participant who is a "key employee," as defined in Section 419A(d)(3) of the Code, the amount allocated to a separate account established for post-retirement medical or life insurance benefits of such Participant described in Section 419A(d)(1) of the Code under a welfare benefit fund as defined in Section 419(e) of the Code, and as maintained by the Employer. The term Annual Additions shall not include any Rollover Contributions. The term Annual Additions shall include, whether or not refunded, excess deferrals as described in Section 4.1(a), Excess Contributions and Excess Aggregate Contributions. Solely for the purposes of Section 18.4(a), Annual Additions shall include a Participant's contributions under a qualified cost-of-living arrangement described in Section 415(k)(2) of the Code.

         18.3 If the limitations of Section 18.2 are violated as a result of the allocation of (i) forfeitures, (ii) a reasonable error in estimating a Participant's Compensation or Salary, (iii) or under such other facts and circumstances as determined by the IRS, amounts which would otherwise be allocated to a Participant's Account must be reduced by reason of the limitations of Section 18.2, such reduction shall be made in the following order of priority, but only to the extent necessary:

              (1) The amount of the Participant's Voluntary Contributions, exclusive of any earnings of the Trust Fund attributable thereto, shall be refunded to the Participant; then

              (2) Employer Contributions made pursuant to Section 5.1(b) allocable to such Participant in respect of such Plan Year shall be reduced and the amount of such reduction shall be utilized to reduce Employer Contributions which would otherwise be made to the Plan; and then

              (3) Employer Contributions made pursuant to Section 5.1(a) allocable to such Participant in respect of such Plan Year shall be reduced and the amount of such reduction shall be utilized to reduce Employer Contributions which would otherwise be made to the Plan; and then

              (4) To the extent permitted by the Code and IRS Regulations, the amount of Salary Reduction Contributions, including any earnings of the Trust Fund attributable thereto, shall be refunded to the Participant or, to the extent required by law, shall be held unallocated in a suspense account and shall be applied, as directed by the Administrative Committee in accordance with the law and regulations, as a credit to reduce the contributions of the Employer for the next Plan Year and in the event of termination of the Plan shall be returned to the Employer.

         18.4 (a) Subject to 18.4(c) and 18.4(d), In the event that, in any Plan Year and with respect to any Participant, the sum of the "Defined Contribution Fraction" (as defined in Section 18.4(b)(1)) and the "Defined Benefit Fraction" (as defined in Section 18.4(b)(2)) would otherwise exceed 1.0, then the benefit payable under the defined benefit plan or plans shall be reduced in accordance with the provisions of that plan or those plans, but only to the extent necessary to ensure that such limitation is not exceeded. If this reduction does not ensure that the limitation set forth in this Section 18.4 is not exceeded, then the Annual Addition to any defined contribution plan, other than the Plan, shall be reduced in accordance with the provisions of that plan but only to the extent necessary to ensure that such limitation is not exceeded.

              (b) For purposes of this Section 18.4, the following terms shall have the following meanings:

         1. "Defined Contribution Fraction" shall mean, as to any Participant for any Plan Year, a fraction, (A) the numerator of which is the sum of Annual Additions, for the Plan Year and all prior Plan Years, as of the close of the Plan Year and (B) the denominator of which is the sum of the lesser of the following amounts, determined for such Plan Year and for each prior Year of Service
              (i) the product of 1.25 multiplied by the dollar limitation in effect for such Year under Section 18.2(a) or (ii) the product of
              1.4 multiplied by the amount which may be taken into account under
              Section 18.2(b) with respect to the Participant for such Year; provided, however, that for years ending prior to January 1, 1976, the numerator of such fraction shall in no event be deemed to exceed the denominator of such fraction; and, further provided, that the Administrative Committee, in determining the Defined Contribution Fraction may elect to use the special transitional rules permitted by Section 415 of the Code and IRS Regulations thereunder; and

         2. "Defined Benefit Fraction" shall mean, as to any Participant for any Plan Year, a fraction, (A) the numerator of which is the projected annual benefit (determined as of the close of the Plan Year and in accordance with IRS Regulations) of the Participant under any defined benefit plan (as defined in Sections 414(j) and 415(k) of the Code) maintained by the Company or any of its Affiliates and (B) the denominator is the lesser of (i) the product of 1.25 multiplied by the dollar limitation in effect under Section 415(b)(1) (A) of the Code for such Plan Year or (ii) the product of 1.4 multiplied by an amount equal to 100% of the Participant's average compensation for his high three years within the meaning of Section 415(b)(3) of the Code for such Plan Year.

              (c) In the case of a Participant with respect to whom the sum of the Defined Contribution Fraction and the Defined Benefit Fraction exceeds 1.0 with respect to the last Plan Year beginning before January 1, 1983, an amount, determined in accordance with IRS Regulations, may be subtracted from the numerator of the Defined Contribution Fraction (not exceeding such numerator) so that the sum of such Participant's Defined Contribution Fraction and his Defined Benefit Fraction computed under Section 18.4(a) does not exceed 1.0 for the last Plan Year beginning before January 1, 1983.

              (d) Notwithstanding the foregoing provisions of this Section 18.4, in determining the maximum Annual Addition for any Plan Year beginning before January 1, 1987, the Annual Addition shall not be recomputed to treat all Voluntary Contributions as an Annual Addition.

              (e) The provisions of this Section 18.4 shall not apply with respect to any Plan Year beginning after December 31, 1999.

                        SECTION 19. TOP HEAVY PROVISIONS

         19.1 The Plan will be considered a Top Heavy Plan for any Plan Year if it is determined to be a Top Heavy Plan as of the last day of the preceding Plan Year (or, with respect to the first Plan Year, the last day of such Plan Year). For purposes of determining whether the Plan is a Top Heavy Plan, when appropriate, actuarial assumptions which reflect reasonable mortality experience and a reasonable interest rate that uniformly applies for accrual purposes under all plans maintained by the Company and its Affiliates shall be used. The Value of a Participant's Account shall be determined as of the last Valuation Date used for computing Plan costs for minimum contribution purposes which occurs within the Plan Year in which the determination is being made, and shall include amounts distributed to or on behalf of the Participant within the four preceding Plan Years. Notwithstanding any other provisions of the Plan, the provisions of this Section 19 shall apply and supersede all other provisions of the Plan during each Plan Year with respect to which the Plan is determined to be a Top Heavy Plan.

         19.2 For purposes of this Section 19 and as otherwise used in the Plan, the following terms shall have the meanings set forth below:

         (a) "Determination Date" means the last day of the preceding Plan Year or the last day of the first Plan Year.

         (b) "Key Employee" means

              (i) each person (and his Beneficiary) who at any time during the five Plan Years ending on the Determination Date:

              (A) was an officer of the Company or an Affiliate having an annual Salary greater than 50% of the amount in effect under Section 415(b)(1)(A) of the Code for any such Plan Year;

              (B) was one of the 10 Employees owning the largest interest of the Company and its Affiliates but only if he received Salary equal to or greater than the dollar amount applied for purposes of Section 415(c)(1)(A) of the Code for the calendar year ending coincident with or immediately after the Determination Date;

              (C) was a Five Percent Owner; or

              (D) owned more than one percent of the Company's shares of stock or more than one percent of the total combined voting power of the Company's shares of stock ("One Percent Owner"), and whose annual Salary from the Company exceeds $150,000.

              (ii) The following special rules apply to this definition:

              (A) No more than 50 officers, or, if less, the greater of three or 10% of all Employees will be Key Employees under Section 19.2(b)(i)(A). If there are more officers than are counted under the preceding sentence, only those who had the highest aggregate Salary, during the five Plan Years ending on the Determination Date will be considered Key Employees.

              (B) A person is an officer only if he is in regular and continued service as an administrative executive of the Company or a Participating Company.

              (C) No person will be a Key Employee under more than one paragraph of this definition unless he also is a Beneficiary of a deceased Key Employee.

              (D) A person will be treated as owning all shares of stock which he owns directly or constructively by application of Section 318 of the Code.

              (E) For purposes of determining whether a person is a One Percent or Five Percent Owner of the Company or any Affiliate, his ownership interest in any entity related to the Company solely by reason of Sections 414(b), (c) and
(m) of the Code shall be disregarded.

              (F) For purposes of determining whether a person receives an annual Salary of more than $150,000, Salary received from each Employer required to be aggregated under Sections 414(b), (c) and (m) of the Code shall be taken into account.

         (c) "Non-Key Employee" means (i) any Employee who is not a Key Employee, or (ii) a Beneficiary of a Non-Key Employee.

         (d) "Permissive Aggregation Group" means all qualified employee pension benefit plans in the Required Aggregation Group and any qualified employee pension benefit plans sponsored by the Company or an Affiliate which are not part of the Required Aggregation Group, but which satisfy the requirements of Sections 401(a)(4) and 410 of the Code when considered together with the Required Aggregation Group and which the Company elects to have included in the Permissive Aggregation Group.

         (e) "Required Aggregation Group" means the Plan and any other qualified employee pension benefit plan that was sponsored or terminated during the five year period ending on the applicable Determination Date by the Company or an Affiliate (i) in which a Key Employee participates or (ii) which enables the Plan to meet the requirements of Sections 401(a)(4) or 410 of the Code.

         (f) "Top Heavy Group" means all qualified employee pension benefit plans of the Company and its Affiliates in the Required Aggregation Group and any other qualified employee benefit plan of the Company and its Affiliates which the Company elects to aggregate as part of a Permissive Aggregation Group if, on any Determination Date, the Value of the cumulative annual accrued benefits for Key Employees under all defined benefit plans and the aggregate Value of all Key Employees' accounts under all defined contribution plans exceed 60% of a similar sum determined for all Employees. For purposes of this computation, the account balances and cumulative annual accrued benefits of a Participant (i) who is a Non-Key Employee but who was a Key Employee in a prior Plan Year, or (ii) who has not been credited with at least one Hour of Service with any Employer at any time during the five year period ending on the Determination Date will be disregarded. If the aggregated plans do not have the same Determination Date, this test will be made using the Value calculated as of each plan's Determination Date occurring during the same Plan Year.

         (g) "Top Heavy Plan" means the Plan if, on any Determination Date, the present Value of the Accounts under the Plan for Key Employees exceeds 60% of the Value of the Accounts under the Plan for all Employees. For purposes of the comparison, the Accounts of all Non-Key Employees who were, but no longer are, Key Employees will be disregarded. The Plan is Super Top Heavy if it would be a Top Heavy Plan if 90% were substituted for 60% wherever it appears in the definition of Top Heavy Plan and Top Heavy Group.

         (h) "Top Heavy Plan Year" means any Plan Year during which the Plan is Top Heavy or part of a Top Heavy Group.

         (i) "Value" means

              (i) or all defined benefit plans, the present value calculated as provided in those plans; and

              (ii) for all defined contribution plans, the fair market value of each Participant's account (including amounts attributable to voluntary employee contributions from a qualified employee pension benefit plan sponsored by the Company or an Affiliate) determined as of the most recent Determination Date increased by:

              (A) distributions made during the five Plan Years ending on the Determination Date (except distributions already included in determining the Value of the accounts and distributions made during the five Plan Years preceding the Determination Date under a terminated plan which, if it had not been terminated, would have been required to be included in the Required Aggregation Group); and

              (B) all rollover contributions distributed from the plans to a qualified employee benefit plan not sponsored by the Company or an Affiliate, and decreased by;

              (C) any deductible Employee contributions; and

              (D) rollover contributions received by the plans from a qualified employee benefit plan not sponsored by the Company or an Affiliate; and

              (E) rollover contributions distributed from the Plan to a qualified employee pension benefit plan sponsored by the Company or an Affiliate.

         19.3 Subject to Section 19.4, for each Plan Year that the Plan is a Top Heavy Plan, the Employer's contribution allocable to the Account of each Non-Key Employee, regardless of his Salary, who has satisfied the eligibility requirements of Section 3.1, whether or not a Participant in the Plan, and who is in Service at the end of the Plan Year shall not be less than the lesser of
(i) three percent of such Non-Key Employee's Salary (or to the extent required by the Code or Section 1.415-2(d) of the IRS Regulations), or (ii) the percentage at which contributions for such Plan Year are made and allocated on behalf of the Key Employee for whom such percentage is the highest. For the purpose of determining the appropriate percentage under clause (ii), all defined contribution plans required to be included in an Aggregation Group shall be treated as one plan. Clause (ii) shall not be applicable if the Plan is required to be included in an Aggregation Group which enables a defined benefit plan also required to be included in said Aggregation Group to satisfy Sections 401(a)(4) or 410 of the Code.

         19.4 (a) For each Plan Year that the Plan is a Top Heavy Plan, 1.0 shall be substituted for 1.25 as the multiplicand of the dollar limitation in determining the denominator of the defined benefit plan fraction and of the defined contribution plan fraction for purposes of Section 18.4.

              (b) If, after substituting 90% for 60% wherever the latter appears in Section 416(g) of the Code, the Plan is not determined to be a Top Heavy Plan, the provisions of Section 19.4(a) shall not be applicable if the minimum contribution by the Employer allocable to the Account of any Participant who is a Non-Key Employee as specified in Section 19.3 is determined by substituting "four percent" for "three percent".

         19.5 If, with respect to a Non-Key Employee who benefits in a Plan Year under both a defined contribution and defined benefit plan which are Top Heavy Plans maintained by the Employer, a top-heavy minimum benefit is not provided for such Plan Year under both plans, then such determination for such Plan Year shall be made in conformity with the comparability analysis described in Q&A M-12 of Section 1.416-1 of the IRS Regulations. Such analysis shall be modified, where a factor of 1.25 is utilized for such Plan Year in connection with the satisfaction of the limitations set forth in Section 415(e) of the Code, in accordance with the last sentence of Q&A M-14 of Section 1.416-1 of the IRS Regulations.